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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Steel Dynamics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 18, 2006

To our Stockholders:

        You are cordially invited to attend the Annual Meeting of Steel Dynamics, Inc. The information for the meeting is as follows:

TIME	9:00 a.m. Eastern/8:00 a.m. Central Thursday, May 18, 2006
PLACE	Grand Wayne Center Calhoun Ballroom 120 West Jefferson Boulevard Fort Wayne, Indiana 46802
ITEMS OF BUSINESS	(1)	To elect ten (10) Directors for a one-year term.
	(2)	To ratify the Audit Committee's appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.
	(3)	To approve Steel Dynamics, Inc.'s 2006 Equity Incentive Plan.
	(4)	To conduct any other business properly raised at the meeting and any adjournment or postponement of the meeting.
RECORD DATE	You may vote if you were a stockholder of record on March 28, 2006.
2005 ANNUAL REPORT	Our 2005 Annual Report to Stockholders, which is not a part of this proxy soliciting material, is enclosed.
PROXY VOTING	You will be able to vote in one of four ways:
	(1)	Mark, sign, date and return your proxy card in the enclosed envelope.
	(2)	Call the toll-free telephone number on your proxy card and follow the instructions for telephone voting.
	(3)	Visit the web site shown on your proxy card and follow the instructions for voting on the Internet.
	(4)	Vote in person at the meeting.
You may always revoke your proxy before it is voted at the meeting by following the instructions in the accompanying proxy statement.

KEITH E. BUSSE President and Chief Executive Officer

April 10, 2006

This proxy statement and the accompanying proxy are being first sent to stockholders on or about April 13, 2006.

i

STEEL DYNAMICS, INC.
6714 Pointe Inverness Way, Suite 200
Fort Wayne, IN 46804
Telephone: (260) 459-3553

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 18, 2006

Voting Information

        Purpose.    We are providing you with these proxy materials in connection with the solicitation of proxies by our Board of Directors, to be voted at our 2006 Annual Meeting of stockholders and at any postponement or adjournment thereof. We will hold the meeting on May 18, 2006, beginning at 9:00 a.m. Eastern/8:00 a.m. Central, in the Calhoun Ballroom of the Grand Wayne Center, 120 West Jefferson Boulevard, Fort Wayne, Indiana 46802. Our fiscal year begins on January 1 and ends on December 31. References in this proxy statement to the year 2005, therefore, refer to the 12-month period from January 1, 2005 through December 31, 2005.

        We started mailing this proxy statement and the accompanying form of proxy and voting instructions beginning on or about April 13, 2006. We are soliciting proxies from all of our stockholders in order to give all stockholders an opportunity to vote on matters to be presented at the meeting, even if they do not attend in person. In the following pages of this proxy statement, you will find information on matters to be voted on at the meeting or at any adjournment or postponement of the meeting. This Notice of Annual Meeting and Proxy Statement, the proxy and our 2005 Annual Report to Stockholders are also available on our Internet site at www.steeldynamics.com under the heading "Investor Info."

        Who Can Vote.    You are entitled to notice of and to vote at the Annual Meeting if you were a stockholder of record at the close of business on March 28, 2006. Each common share is entitled to one vote on each matter properly brought before the meeting.

        If your shares of common stock are registered in your name with our transfer agent, Computershare Trust Company, N.A., you are the stockholder of record. But if your shares are held in the name of a broker, custodian, bank, or other nominee, that person is the stockholder of record and you are considered the "beneficial" owner. If you are not present in person at the Annual Meeting, your shares can be voted only if represented by a valid proxy, as described below under "Voting of Shares."

        Shares Outstanding.    On March 28, 2006, there were 44,020,551 shares of common stock outstanding. A list of stockholders entitled to vote at the meeting is available at our corporate headquarters office and will also be available at the meeting. Each share is entitled to one vote on each matter properly brought before the meeting.

        Annual Meeting Webcast.    We will be webcasting this year's Annual Meeting. You may access the webcast at www.steeldynamics.com by selecting "webcast." However, other than our proxy statement and form of proxy, no other information on our website, including the audio webcast, is to be considered a part of our proxy soliciting materials.

        Voting of Shares.    We realize that most of you, our stockholders, will probably not be able to attend the meeting in person. Therefore, it is very important that your shares be represented by proxy. This is because we can only take action at the Annual Meeting, with respect to a particular matter, if a quorum, or majority, of the total number of shares of common stock outstanding and entitled to vote on that matter is present at the Annual Meeting, in person or by proxy. Therefore, we are asking for your proxy to authorize the persons named in the proxy to be present at the Annual Meeting, to represent you, and to vote your shares at the Annual Meeting in accordance with your instructions.

        With respect to all shares you hold in your own name, if you do not provide instructions or send in your proxy, your shares will be voted FOR Proposal No. 1 (the election as directors of all nominees listed under "Election of Directors"); FOR Proposal No. 2 (the "Ratification of Outside Accountants"); FOR Proposal No. 3 (the approval of our 2006 Equity Incentive Plan); and FOR discretionary authority to vote on any other matter to properly come before the meeting. In the election of directors (Proposal No. 1), you may vote "FOR" all the director nominees or your vote may be "WITHHELD" from one or more nominees. For all other proposals, you may vote "FOR" or "ABSTAIN."

        With respect to shares held in "street name" by a bank or other nominee, your broker, custodian, bank or other nominee, as the record owner of your shares, is required to vote your shares in accordance with your instructions. In order to vote these shares, however, you will need to follow your broker's, custodian's, bank's or other nominee's directions. Under applicable New York Stock Exchange Rules, if you do not provide your voting instructions, your bank or broker will only be able to exercise its discretion and vote your shares with respect to Proposal No. 1 and Proposal No. 2 but not with respect to Proposal No. 3. Therefore, your failure to instruct your bank or broker on how to vote regarding Proposal 3 would be treated as a "broker non-vote," counted only in determining the presence of a quorum but not considered as present and entitled to vote on that proposal. Abstentions would be similarly treated.

        We are offering you three choices of how to vote by proxy:

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  You may vote by mail in the traditional manner by marking, signing, dating and returning your enclosed proxy card (if your shares are registered directly in your name) or voting card (if your shares are registered in the name of your broker, custodian, bank or other nominee) in the enclosed envelope.

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  You may vote by telephone using the toll-free telephone number and instructions shown on your proxy or voting card.

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  You may vote via the Internet by using the web site information and instructions listed on your proxy or voting card.

        We anticipate that telephone and Internet voting will be available 24 hours a day, 7 days a week. Both the Internet and telephone voting instructions are designed to prompt you on how to proceed and you will be able to confirm that your instructions have been properly received and recorded. For both of these methods, you will also need a control number, which is noted on your proxy or voting card. The telephone and Internet voting facilities will close at 8:00 p.m. Eastern Time on May 17, 2006.

        The method by which you vote will not limit your right to vote in person at the meeting if you decide to attend the meeting.

        If you are the record owner and if you properly fill in and sign your proxy card and mail it in the enclosed, prepaid and addressed envelope, or if you submit your proxy instructions by telephone or over the Internet, your "proxy"—that is, the persons named in your proxy card—will vote your shares as you have directed. Once again, if you do not make specific choices, your proxy will vote your shares as follows:

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  FOR the election of all of the director nominees (Proposal No. 1);

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  FOR ratification of the Audit Committee's appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal No. 2); and

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  FOR approval of the Steel Dynamics, Inc. 2006 Equity Incentive Plan (Proposal No. 3).

        If you are not the record owner, however, and your shares are held by your broker, custodian, bank or other nominee, and if you do not specifically instruct your proxy how to vote regarding Proposal No. 3, your proxy will not be able to exercise his or her discretion and will therefore not be able to vote your shares on those proposals.

        If any other matters are properly presented for consideration at the Annual Meeting, including consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board of Directors, the persons named as proxies and acting thereunder will have the discretion to vote on those matters according to their best judgment to the same extent as the person granting the proxy. At the date this proxy statement was printed, we did not, however, anticipate that any other matters would be raised at the Annual Meeting.

        Revocation of a Proxy.    You may revoke your proxy at any time before it is voted at the meeting in one of four ways:

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  Notify our Assistant Secretary, Theresa Wagler, in writing before the meeting that you wish to revoke your proxy.

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  Submit another proxy with a later date.

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  Vote by telephone or Internet on a later date.

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  Vote in person at the meeting.

        Required Vote.    The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum for all purposes and all proposals. Abstentions and broker non-votes are counted as "present and entitled to vote" for purposes of determining whether a quorum exists. So long as a quorum is present, the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the meeting is needed to elect directors, to ratify the Audit Committee's appointment of Ernst & Young LLP, and to approve the Steel Dynamics, Inc. 2006 Equity Incentive Plan, and on any other matters that may properly come before the Annual Meeting.

        Multiple Stockholders Sharing the Same Address.    Under rules adopted by the Securities and Exchange Commission ("SEC"), we are permitted to deliver a single copy of our proxy statement and annual report to stockholders sharing the same address. This process, called householding, allows us to reduce the number of copies of these materials that we must print and mail.

        We have implemented householding for all stockholders who share the same last name and address and, for shares held in "street name," where the shares are held through the same nominee (e.g., all accounts are at the same brokerage firm), so that they are receiving only one copy of the proxy statement and annual report per address.

        However, if you share the same last name and address with other Steel Dynamics stockholders and would like to start or stop householding for your account, you may contact our Investor Relations Department in the manner described below under the heading "Investor Relations Department," including your name, address, account number and, if applicable, the name of your broker or other holder of record. If you are currently receiving multiple copies of our annual report and proxy statement, you may also request householding by contacting us in the same manner. If you hold your shares through a broker, custodian, bank, or other holder of record, you can request householding by contacting that broker, custodian, bank, or other holder of record. If you consent to householding, your election will remain in effect until you revoke it.

        Electronic Access to Proxy Materials and Annual Reports.    This proxy statement and the 2005 Annual Report to Stockholders are available on our website at www.steeldynamics.com under the heading "Investor Info."

        If you would like to review future proxy statements and annual reports over the Internet, instead of receiving paper copies, you may elect to do so either by voting at www.proxyvote.com and making the appropriate selections. Your election to view these documents over the Internet would then remain in effect until you revoke it. Please be aware that if you choose to access these materials over the Internet, you may incur costs such as telephone and Internet access charges for which you would be responsible. If you do choose to view future proxy statements and annual reports over the Internet, next year you will receive an e-mail with instructions on how to view those materials and vote your shares.

        Cost of Preparing, Mailing and Soliciting Proxies.    We will pay all of the costs of preparing, printing and mailing this proxy statement and of soliciting these proxies. We will ask brokers, custodians, banks, or other holders of record, to forward the proxy materials and our 2005 Annual Report to the persons who were our beneficial owners on the record date. We will also reimburse such brokers, custodians, banks and other holders of record for their expenses incurred in sending proxies and proxy materials to our beneficial owners.

        In addition, proxies may be solicited on our behalf in person or by telephone, e-mail, facsimile or other electronic means, by our officers, directors and employees who will receive no additional compensation for soliciting. We have also engaged the firm of Georgeson & Co. to assist us in the distribution and solicitation of proxies. We have agreed to pay Georgeson & Co. a fee of approximately $6,500 plus expenses for these services.

        Annual Report.    We are including in this mailing a copy of our 2005 Annual Report to Stockholders, including our financial statements for the required periods ended December 31, 2005. The 2005 Annual Report is not, however, a part of this proxy statement.

        Voting Results.    We will publish the voting results on our website at www.steeldynamics.com, at "Investor Info" following the Annual Meeting, as well as in our Form 10-Q for the second quarter of 2006, which we will file with the SEC in August.

        Investor Relations Department.    You may contact our Investor Relations Department in one of four ways:

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  writing to Steel Dynamics, Inc., Investor Relations Department, 6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804;

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  fax at 260-969-3590 to the attention of the Investor Relations Department;

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  e-mail to investor@steeldynamics.com; or

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  phone the Investor Relations Department at 260-459-3553.

        Stockholder Communications with Directors.    If you wish to communicate with the Board of Directors, with any particular Board committee, or individual directors or the entire Board you may do so by sending a communication, marked "Stockholder Communication," in care of the Assistant Secretary at our corporate offices, 6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804. Your letter should indicate that you are a Steel Dynamics stockholder. The Assistant Secretary will review each such communication and, depending upon the subject matter, will either forward the communication to the director or committee chair to whom it is addressed, forward it to the Chair of the Corporate Governance and Nominating Committee or to the Company's legal counsel, attempt to deal with the subject matter directly where it is a request for general information about the Company, or not forward or act on the matter where it consists of spam, involves junk mail, contains resumes, is primarily commercial in nature, involves personal grievances or is otherwise irrelevant to the Board governance process.

Governance of the Company

        Our business, property and affairs are managed by, or are under the direction of our Board of Directors, pursuant to Indiana's Business Corporation Law and our bylaws. Members of the Board are kept informed of our business and of business and industry developments through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them by management or otherwise obtained, and through participation in meetings of the Board and its committees.

        During 2005, we had a ten person Board of Directors, and at the 2006 Annual Meeting ten directors will be elected. Each newly elected director will serve for a one-year term until the 2007 Annual Meeting of stockholders.

        The Board has adopted a set of Corporate Governance Policies that address the role, function, make-up and responsibilities of the Board and the various committees of the Board. You can find a copy of these Corporate Governance Policies on our company website, at www.steeldynamics.com, under "Investor Info—Corporate Governance" or by writing to Steel Dynamics, Inc., Attention: "Investor Relations," 6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804 and requesting a copy. As the operation of the Board and its committees is a dynamic process, the Board will regularly review changing legal and regulatory requirements, evolving best practices and other developments. We will keep these policies and our governance practices current, as may be required by the Sarbanes-Oxley Act of 2002 and any rule changes prescribed by the SEC and by Nasdaq.

        The Board has also adopted a Code of Ethics for our Chief Executive Officer and Senior Financial Officer and Executives, and a Code of Conduct applicable to all of our employees and directors. The Code of Ethics includes our Chief Financial Officer, and all other corporate and divisional financial officers and executives and is intended to promote honest and ethical conduct, complete and accurate reporting, and full compliance with the law. Our Code of Conduct requires that, in addition to adhering to applicable legal and ethical standards, our employees and directors avoid conflicts of interest, conduct business and represent us in an honest manner, and act at all times with integrity and in the Company's best interest. Copies of our Code of Ethics and our Code of Conduct are available for viewing on our website, at www.steeldynamics.com, under "Investor Info—Corporate Governance" or you may obtain a copy of each by writing to Steel Dynamics, Inc., Attention: "Investor Relations," 6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804. We also intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding any amendments to or waivers of a provision of the codes by posting such information on our website, unless a Form 8-K is otherwise required by applicable SEC or Nasdaq rules.

        Committees and Meetings of the Board of Directors.    During 2005, the Board of Directors had three standing committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Our Audit Committee consists of four persons and our Compensation Committee and Corporate Governance and Nominating Committee each consists of three persons.

        Each of our Board committees has adopted a charter that governs its authority, responsibilities and operation. We have reviewed internally and with the Board the provisions of the Sarbanes-Oxley Act of 2002, the rules of the SEC and Nasdaq regarding corporate governance policies and processes and listing standards. In conformity with the requirement of such rules and listing standards, we have adopted a statement of our Corporate Governance Policies, and we have adopted a written Audit Committee Charter, a Compensation Committee Charter and a Corporate Governance and Nominating Committee Charter. The Audit Committee's Charter is attached hereto as Appendix A. The Audit Committee Charter, as well as the charters of the Compensation Committee and the Corporate Governance and Nominating

Committee may be found on our company website, at www.steeldynamics.com under "Investor Info—Corporate Governance" or by writing to Steel Dynamics, Inc., Attention: "Investor Relations," 6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804 and requesting copies.

        Director Independence.    Each of our three committee charters also require that each member of each committee meet: (1) all applicable criteria defining "independence" that may be prescribed from time to time under Nasdaq Marketplace Rule 4200(a)(15), Rule 10A-3(b)(1) under the Securities Exchange Act, and other related rules and listing standards, (2) the definition of a "non-employee director" within the meaning of Rule 16b-3 promulgated by the SEC under the Securities Exchange Act of 1934, and (3) the definition of an "outside director" within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code.

        Our Board of Directors also annually makes an affirmative determination that all such "independence" standards have been and continue to be met by the independent directors and members of each of our three committees, that each director qualifying as independent is neither an officer or an employee of Steel Dynamics, Inc. or any of its subsidiaries nor an individual that has any relationship with Steel Dynamics, Inc. or any of its subsidiaries, or with management (either directly or as a partner, stockholder or officer of an entity that has such a relationship) which, in the Board's opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, a director is presumptively considered not independent if

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  the director, at any time within the past three years, was employed by Steel Dynamics or any of its subsidiaries;

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  the director or a family member received payments from Steel Dynamics or any of its subsidiaries in excess of $60,000 during any period of twelve consecutive months within the preceding three years (other than for Board or Committee service, from investments in the Company's securities or from any Company retirement plan);

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  the director is a family member of a person who is, or at any time during the three prior years was employed as an executive officer by Steel Dynamics or any of its subsidiaries;

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  the director is, or has a family member who is a partner in, an executive officer or controlling stockholder of any entity to which Steel Dynamics made, or from which Steel Dynamics received payments for property or services in the current or prior three years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more (other than, with other minor exceptions, payments arising solely from investments in the company's securities);

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  the director is, or has a family member who is employed as an executive officer of another entity where at any time within the prior three years any of Steel Dynamics' executive officers served on the compensation committee of the other entity; or

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  the director is, or has a family member who is a current partner of Steel Dynamics outside auditors, or was a partner or employee of that outside auditor who worked on the Company's audit at any time during the prior three years.

        The Board made its independence determination with respect to each director for the year 2005 and for each director nominee for election to the Board of Directors at the 2006 Annual Meeting. The Board has similarly made an additional affirmative determination of independence with respect to each member of the Audit Committee, under the special Audit Committee independence criteria set forth in Rule 4350(d) of Nasdaq's Marketplace Rules.

        The Board determined that during 2005 six of the ten members of the Board of Directors, Frank D. Byrne, M.D., Paul B. Edgerley, Richard J. Freeland, Dr. Jürgen Kolb, James C. Marcuccilli and Joseph D. Ruffolo met all

independence requirements, thus constituting a majority of the ten member Board. The Board has determined that, for 2006, if elected at the 2006 Annual Meeting, the same six persons for election as directors meet all independence criteria, thus constituting six of the ten Board members, or approximately 60%, as independent.

        The Board of Directors held eight regularly scheduled and special meetings during 2005, and all directors attended at least 75% of the meetings of the Board of Directors and of the various committees on which they served during 2005. Steel Dynamics non-employee directors meet at regularly scheduled quarterly and occasional special executive sessions without management.

        The Company urges all members of the Board to attend the Annual Meeting. At the 2005 Annual Meeting ten Board members were in attendance.

        The members of each committee, and the chair of each committee, are appointed annually by the Board.

        The Audit Committee.    The Audit Committee met eight times during 2005.

        The members of the Audit Committee during 2005 were Joseph D. Ruffolo, Paul B. Edgerley, Dr. Jürgen Kolb and James C. Marcuccilli, all of whom are independent. Messrs. Ruffolo and Edgerley served as Co-Chairs of the Audit Committee. Our Board has also determined that all members of our Audit Committee, by virtue of their extensive financial and business experience and training, met and continue to meet the criteria of an "audit committee financial expert," as that term is defined in Item 401(h) of Regulation S-K under the Securities Exchange Act.

        The Audit Committee is responsible for:

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  The review, oversight and monitoring of our financial reporting process and the integrity of our financial statements.

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  Reviewing with management the adequacy and effectiveness of our internal, financial and disclosure controls and the development of our internal audit function.

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  The qualifications, performance and independence of our independent auditors.

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  Risk management and our compliance with legal and regulatory requirements.

        In addition, the Audit Committee is directly responsible for the appointment, retention, compensation and oversight of our independent auditors and appropriateness of and the approval of the fees for audit and permissible non-audit services to be provided by the independent auditors. The Audit Committee is also responsible for the establishment of procedures for the receipt, evaluation, disposition, retention and treatment of complaints, if any, regarding accounting, internal accounting controls, auditing matters and matters involving allegations, if any, of financial mismanagement or irregularities.

        The Audit Committee meets periodically with management and with our independent auditors in the discharge of its responsibilities. The Committee reviews our financial statements and discusses them with management and our independent auditors before those financial statements or the results thereof are publicly released and before they are filed with the Securities and Exchange Commission. The Audit Committee also regularly meets privately with the independent auditors.

        The Compensation Committee.    The Compensation Committee met five times during 2005.

        The members of the Compensation Committee during 2005 were Richard J. Freeland, Joseph R. Ruffolo and Frank D. Byrne, M.D., all of whom are independent. Richard J. Freeland acted as chair of the Compensation Committee.

        The Compensation Committee is responsible for:

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  Reviewing the performance of the executive officers of the Company, including the Chief Executive Officer.

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  Establishing compensation goals, objectives and elements, including performance-based criteria and the relative weight to be accorded to short-term and long-term components.

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  Approving and recommending to the Board, the compensation programs and annual compensation of the Chief Executive Officer and all other executive officers.

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  Approving, recommending to the Board, overseeing and acting as the "Administrator" or "Committee" in connection with the Company's equity and cash-based incentive compensation programs, including its stock option and bonus plans, with the authority to approve and authorize both equity and cash-based awards, options and grants thereunder.

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  Approving and recommending to the Board the elements and amounts of compensation for non-employee directors, including the annual cash retainer fees, per meeting compensation and any equity-based compensation.

        Compensation Committee and Board Interlocks and Insider Participation.    During 2005, although all of the members of the three person Compensation Committee met all applicable "independence" requirements, the entire Board of Directors, including all six of the independent directors, unanimously approved all 2005 compensation decisions. Moreover, during 2005, none of the members of the Compensation Committee has ever been an officer or employee of Steel Dynamics or any of our subsidiaries, none of our executive officers served on the Board of Directors of any entities whose directors or officers serve on our Compensation Committee, and no "compensation committee interlocks" existed during 2005.

        The Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee met twice during 2005.

        The members of this Committee during 2005 were Dr. Jürgen Kolb, Richard J. Freeland, Frank D. Byrne, M.D. and James C. Marcuccilli, all of whom are independent.

        The Corporate Governance and Nominating Committee is responsible for:

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  Reviewing and evaluating development in corporate governance practices, and reporting and recommending to the Board effective corporate governance policies and procedures applicable to the Company, including Board size.

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  Establishing criteria for and identifying, evaluating and recommending to the Board both incumbent and prospective nominees for election as directors by Steel Dynamics' stockholders at each Annual Meeting, as well as for appointment by the Board to fill any director vacancies.

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  Identifying Board members for assignment to various Board committees.

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  Reviewing the performance of Board and Board committee members and making recommendations to the Board concerning the number, function and composition of the Board's committees.

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  Establishing and overseeing management succession planning and implementation.

        When considering a candidate for nomination as a director at an Annual Meeting, or when a vacancy occurs on the Board of Directors, including a vacancy created by an increase in the number of directors, the Corporate Governance and Nominating Committee identifies potential candidates to fill the vacancy. Candidates may be referred or recommended to the Committee from many differences sources, including by members of the Committee, referrals by other directors or by community people, by Company officers, by outside persons or advisors, or by a stockholder in accordance with the procedures described below.

        Background information on each candidate is reviewed, as well as the candidate's accomplishments, experience, skills, business acumen, financial literacy, integrity, independence from management, informed judgment and practical wisdom, collegiality, a commitment to represent the long term interests of the Company, willingness to devote the necessary time and attention to the business of the Company, and the needs of the Board. In the case of a candidate recommended by a stockholder, the Corporate Governance and Nominating Committee may take into account the number of shares held by the recommending stockholder and the length of time that such shares have been held.

        To have a candidate considered by the Committee, a stockholder must submit the recommendation in writing not less than 45 days nor more than 75 days prior to the first anniversary of the record date for the preceding year's Annual Meeting, to the attention of the Assistant Secretary, 6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804, and must include the name of the stockholder and required share information, as well as the name of and contact information for the candidate, his or her resume, a listing of his or her qualifications to be a director of our Company (including business and educational experience or other qualities bearing on the person's qualifications), detailed information about any relationship or understanding between the proposing stockholder, the candidate, absence of any conflicts of interest, and a statement that the candidate is willing to be considered and, if nominated and elected, would be willing to serve as a director. The Committee did not receive any stockholder nominee recommendations for the 2005 Annual Meeting.

        All nominees must be approved by the Corporate Governance and Nominating Committee in order to be a candidate for election as a director.

        Section 16(a) Beneficial Ownership Reporting Compliance.    Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file with the SEC initial reports of beneficial ownership of our common stock and other equity securities, as well as reports of changes in beneficial ownership. These individuals are required to provide us with a copy of their required Section 16(a) reports as and when they are filed. Based on our records and information furnished to us by our executive officers and directors, we believe that all Securities and Exchange Commission filing requirements applicable to our directors and executive officers with respect to 2005 were met.

        Stockholder Proposals for 2007.    Any stockholder satisfying the requirements of the Securities and Exchange Commission's Rule 14a-8 and wishing to submit a proposal to be included in the Proxy Statement for the 2007 Annual Meeting of Stockholders must submit the proposal in writing to our Assistant Secretary, Theresa Wagler, at 6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804, on or before December 14, 2006.

        In addition, under our bylaws, any stockholder who has not submitted a timely proposal for inclusion in next year's proxy statement but still wishes to make a proposal at next year's Annual Meeting must deliver written notice to our Corporate Secretary no later than 60 days nor more than 90 days prior to the first anniversary of the record date for this year's Annual Meeting. Therefore, for our 2007 Annual Meeting, if such a proposal is not delivered prior to January 20, 2007, it may not be presented at the meeting at all. If a proposal is made after December 15, 2006 and prior to January 20, 2007, we will retain the discretion to vote proxies we receive with respect to any such proposals, so long as we include in our next year's proxy statement advice on the nature of any such proposal and how we intend to exercise our voting discretion, and so long as the proponent does not provide us with a written statement within the time frame determined under Securities and Exchange Commission Rule 14a-4(c)(1) that the proponent intends to deliver his own proxy statement and form of proxy with respect to that proposal.

Proposal No. 1
Election of Directors

        Our stockholders will elect ten directors at the 2006 Annual Meeting. The individuals listed below have been recommended for nomination by the Corporate Governance and Nominating Committee and have been nominated by the Board of Directors. Each director, if elected, will serve until our 2007 Annual Meeting of Stockholders, until a qualified successor director has been elected, or until he resigns or is removed by the Board.

        We will vote your shares as you specify on the enclosed proxy card, or by telephone or Internet. If you do not specify how you want your shares voted, we will vote them FOR the election of all of the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for us to substitute another person for any of the nominees, we will vote your shares FOR that other person. We do not anticipate that any nominee will be unable to serve.

        If you wish your shares voted for some but not all of the nominees, or if you wish to withhold your vote from some but not all of the nominees, you may so indicate on the proxy card or by telephone or the Internet when you vote your proxy.

        Following is the age, principal occupation during the past five years, and certain other information for each of the ten director nominees.

Director Nominees.

Keith E. Busse, Age 63

  Director Since 1993
  President, Chief Executive Officer and a director since 1993. Prior to 1993, for a period of twenty-one years, Mr. Busse worked for Nucor Corporation, where he last held the office of Vice President. Mr. Busse is a founder of the Company. Mr. Busse is a director of Tower Financial Corporation, a publicly held bank holding company.

Mark D. Millett, Age 46

  Director Since 1993
  Vice President and General Manager of our Flat Roll Division and a director since 1993. Prior to 1993, Mr. Millett worked for Nucor Corporation, which he joined in 1982. Mr. Millett is a founder of the Company.

Richard P. Teets, Jr., Age 51

  Director Since 1993
  Vice President General Manager of our Structural and Rail Division and a director since 1993. Prior to 1993, Mr. Teets worked for Nucor Corporation, which he joined in 1987. Mr. Teets is a founder of the Company.

John C. Bates, Age 62

  Director Since 1994
  Mr. Bates is the President and Chief Executive Officer and a director of Heidtman Steel Products, Inc., which he joined in 1963, and for which he has served as its President and Chief Executive Officer and a director since 1969. Heidtman Steel is our largest customer for our steel products.

Frank D. Byrne, M.D., Age 53

  Director Since 2005
  Dr. Byrne is currently President of St. Marys Hospital Medical Center in Madison, Wisconsin. Previously, he served eight years as President and Medical Director of Parkview Hospital in Fort Wayne, Indiana. Prior to that, Dr. Byrne practiced pulmonary and critical care medicine in Fort Wayne. He is currently a member of the board of directors of Lincare Holdings, Inc., a publicly traded medical equipment company, and serves on its audit committee. Dr. Byrne is a member of our Compensation Committee and of our Corporate Governance and Nominating Committee.

Paul B. Edgerley, Age 50

  Director Since 2002
  Former Director (1994-1999)
  Mr. Edgerley has been Managing Director of Bain Capital, Inc., a venture capital firm, since May 1993 and, from 1990 to 1993, a general partner of Bain Venture Capital. He is also a director of Keystone Automotive Industries, Inc. and Innophos, Inc. Mr. Edgerley is a member of and Co-chair of our Audit Committee.

Richard J. Freeland, Age 69

  Director Since 2000
  For more than twenty-seven years, Mr. Freeland has been the President and Chief Executive Officer of Pizza Hut of Fort Wayne, Inc. and six affiliated companies that own and operate more than 40 Pizza Hut franchised restaurants in Indiana and Ohio. Mr. Freeland is a member of our Compensation Committee and of our Corporate Governance and Nominating Committee.

Dr. Jürgen Kolb, Age 63

  Director Since 1996
  Dr. Kolb was a member of the executive board of Salzgitter, AG, a German steelmaker, and from 1986 to 2001, served as its Director of Sales, before retiring in 2001. Dr. Kolb is a member of our Audit Committee and of our Corporate Governance and Nominating Committee.

James C. Marcuccilli, Age 55

  Director Since 2005
  Mr. Marcuccilli has served as President and Chief Executive Officer of STAR Financial Bank, a regional bank based in Fort Wayne, Indiana, since 1997. Mr. Marcuccilli serves as a director of STAR Financial Group, Inc., the holding company parent of STAR Financial Bank, as well as a director of STAR Financial Bank. Mr. Marcuccilli is a member of our Audit Committee and of our Corporate Governance and Nominating Committee.

Joseph D. Ruffolo, Age 64

  Director Since 1999
  Mr. Ruffolo has been a principal in Ruffolo Benson LLC, a business and financial consulting firm, since 1994. Prior to that, Mr. Ruffolo was the President and Chief Executive Officer of North American Van Lines, Inc. Mr. Ruffolo is a director of Tower Financial Corporation, a publicly held bank holding company. Mr. Ruffolo is also a member and co-chair of our Audit Committee and a member of our Compensation Committee.

  The Board recommends a vote FOR the proposed election
  of all ten of the director nominees described in this proxy statement.

Information on Directors and Executive Officers

        Stock Ownership of Directors and Executive Officers.    The following table shows how much Steel Dynamics, Inc common stock the directors, director nominees, the Named Executive Officers, and all directors, nominees and executive officers as a group beneficially owned as of March 28, 2006. The Named Executive Officers include the Chief Executive Officer and the four next most highly compensated executive officers based upon compensation earned during 2005. For purposes of the following table, beneficial ownership is determined in accordance with the rules of the SEC.

	Beneficial Ownership as of March 28, 2006
Name	Current Beneficial Holdings	Shares Subject to Options†	Total	Percent Owned*
Named Executive Officers
Keith E. Busse(1)	553,103	19,232	572,335	1.3%
Mark D. Millett(2)	766,207	33,942	800,149	1.8%
Richard P. Teets, Jr.(3)	1,189,329	33,942	1,223,271	2.7%
John W. Nolan(4)	27,967	16,787	44,754	0.1%
Gary E. Heasley(5)	—	4,066	4,066	—%
Other Directors or Nominees
John C. Bates(6)	1,895,443	8,488	1,903,931	4.2%
Paul B. Edgerley(7)	—	5,972	5,972	—%
Richard J. Freeland(8)	10,489	2,008	12,497	—%
Dr. Jürgen Kolb(9)	—	2,008	2,008	—%
Joseph D. Ruffolo(10)	4,300	8,006	12,306	—%
Dr. Frank D. Byrne(11)	—	1,017	1,017	—%
James C. Marcuccilli(12)	—	1,017	1,017	—%
Directors and Executive Officers as a Group (12 persons)	4,446,838	136,485	4,583,323	10.2%

†
Represents currently exercisable options and options exercisable within 60 days.

*
Assumes exercise of all stock options (for 925,142 shares) currently exercisable or exercisable within 60 days, with a corresponding increase in the number of outstanding shares from 44,020,551 on the record date to 44,945,693.

(1)
President and Chief Executive Officer and a director. Includes 14,626 shares that are not yet vested, awarded for 2005 and 2004, pursuant to our 2003 Executive Incentive Compensation Plan.

(2)
Vice President and General Manager of our Flat Roll Division and a director. Includes 8,188 shares that are not yet vested, awarded for 2005 and 2004, pursuant to our 2003 Executive Incentive Compensation Plan.

(3)
Vice President and General Manager of our Structural and Rail Division and a director. Includes 8,000 shares of common stock owned by Mr. Teets' spouse, with respect to which Mr. Teets disclaims beneficial ownership. Includes 4,510 shares that are not yet vested, awarded for 2005 and 2004, pursuant to our 2003 Executive Incentive Compensation Plan.

(4)
Vice President of Marketing. Includes 3,291 shares that are not yet vested, that were awarded for 2004 and 2005, pursuant to our 2003 Executive Incentive Compensation Plan.

(5)
Vice President and Chief Financial Officer. Includes 3,949 shares that are not yet vested, that were awarded for 2005, pursuant to our 2003 Executive Incentive Compensation Plan.

(6)
Director. Consists of all shares of common stock held of record by Heidtman Steel Products, Inc., of which Mr. Bates is the President and Chief Executive Officer. Shares in option column represent stock options, currently exercisable or exercisable within 60 days, issued to Mr. Bates pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

(7)
Director. Shares in option column represent stock options, currently exercisable or exercisable within 60 days, issued to Mr. Edgerley pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

(8)
Director. Shares in option column represent stock options, currently exercisable or exercisable within 60 days, issued to Mr. Freeland pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

(9)
Director. Shares in option column represent stock options, currently exercisable or exercisable within 60 days, issued to Dr. Kolb pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

(10)
Director. Includes 1,000 shares held in Mr. Ruffolo's retirement plan. Also includes 1,300 shares held by Mr. Ruffolo's spouse, with respect to which he disclaims beneficial ownership. Shares in option column represent stock options, currently exercisable or exercisable within 60 days, issued to Mr. Ruffolo pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

(11)
Director. Shares in option column represent stock options, currently exercisable or exercisable within 60 days, issued to Mr. Byrne pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

(12)
Director. Shares in option column represent stock options, currently exercisable or exercisable within 60 days, issued to Mr. Marcuccilli pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

Security Ownership of Certain Beneficial Owners

        To the best of our knowledge, the only persons or groups of persons that own beneficially more than 5% of our outstanding shares of common stock, based on a total of 43,183,989 shares at December 31, 2005, are described below. Under SEC rules, a beneficial owner is a person who has or shares voting or investment power for the shares or had the right to obtain beneficial ownership within 60 days of the date specified.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
Barclays Global Investors, NA(1) 45 Fremont Street San Francisco, CA 94105	8,666,024	20.1%
Lord Abbott & Co. LLC(2) 90 Hudson Street New Jersey City, NJ 07302	3,711,231	8.6%
Putnam LLC d/b/a Putnam Investments(3) One Post Office Square Boston, MA 02109	2,292,038	5.3%

(1)
Represents 7,162,884 shares beneficially owned by Barclays Global Investors, N.A., 859,375 shares beneficially owned by Barclays Global Fund Advisors, and 643,765 shares beneficially owned by Barclays Global Investors, Ltd. as of December 31, 2005, according to the Schedule 13G filed by Barclays Global Investors, N.A., 45 Fremont Street, San Francisco, CA 94105 on January 26, 2006.

(2)
Represents ownership by Lord Abbot & Co. LLC and related entities as of December 31, 2005, according to the Schedule 13G filed by Lord Abbott & Co. LLC, 90 Hudson Street, Jersey City, NJ 07302 on February 14, 2006.

(3)
Represents ownership by Putnam LLC, dba Putnam Investments, and related entities as of December 31, 2005, according to the Schedule 13G filed by Putnam LLC, dba Putnam Investments, One Post Office Square, Boston, MA 02109 on February 10, 2006.

Executive Compensation

        The following tables set forth certain information with respect to the salaries, bonuses and other compensation we paid for services rendered in 2005, 2004 and 2003, options granted during 2005, options exercised during 2005 and option values as of December 31, 2005, for our Chief Executive Officer and our four other most highly compensated executive officers. The amounts shown include compensation for services rendered in all capacities.

SUMMARY COMPENSATION TABLE

Long-Term Compensation Awards
	Annual Compensation				Awards		Payouts
	Fiscal Year	Salary(1) ($)	Bonus(2) ($)	Other Annual Compensation ($)	Restricted Stock Awards(3) $	Securities Underlying Options(4)	LTIP Payouts $	All Other Compensation(5) ($)
Keith E. Busse President and Chief Executive Officer	2005 2004 2003	650,000 600,000 560,000	1,625,000 1,500,000 1,037,162	— — —	695,627 850,498 94,488	5,421 5,283 10,381	— — —	54,244 68,213 22,112
Mark D. Millett Vice President	2005 2004 2003	390,000 380,000 360,000	975,000 950,000 683,350	— — —	412,321 462,257 63,682	4,066 3,963 7,787	— — —	45,649 60,666 13,672
Richard P. Teets, Jr. Vice President	2005 2004 2003	390,000 380,000 360,000	842,400 950,000 667,350	— — —	209,742 362,692 63,682	4,066 3,963 7,787	— — —	46,654 61,090 14,637
Gary E. Heasley Vice President and Chief Financial Officer	2005 2004 2003	275,000 — —	687,500 — —	— — —	274,992 — —	4,066 — —	— — —	82,173 — —
John W. Nolan Vice President	2005 2004 2003	195,000 180,000 170,000	292,500 270,000 255,000	— — —	177,658 217,538 85,910	4,066 3,370 5,840	— — —	45,132 59,487 13,113

(1)
Represents Base Salary compensation.

(2)
Represents the cash portion of a performance-based bonus payable under our 2003 Executive Incentive Compensation Plan.

(3)
Represents the dollar value of the stock portion of a performance-based bonus payable under our 2003 Executive Incentive Compensation Plan. One-third of the common stock issued during any year for which a stock bonus is payable under the Plans vests and becomes non-forfeitable immediately upon issuance, another third vests and becomes non-forfeitable in one year, and the balance of one-third vests and becomes non-forfeitable in two years.

(4)
Represents the number of shares covered by options granted under our stockholder approved Amended and Restated 1996 Incentive Stock Option Plan, all of which are either currently exercisable or exercisable within 60 days.

(5)
Principally represents our cash profit sharing and 401(k) matching contributions under our Profit Sharing and Retirement Savings Plan and life insurance premiums. Includes a $30,000 moving expense reimbursement for Mr. Heasley.

Equity Compensation Plan Information

        During 2005, we had three compensation plans, each approved by stockholders, under which our equity securities were authorized for issuance to employees or directors in exchange for goods or services: The Amended and Restated 1996 Incentive Stock Option Plan; the 2003 Executive Incentive Compensation Plan; and the Non-Employee Director Stock Option Plan.

        The following table summarizes information about our equity compensation plans at March 28, 2006:

Plan Category	(a) Number of Securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	966,074	$27.23	925,142
Equity compensation plans not approved by security holders	—	—	—

Option Grants in Last Fiscal Year
Individual Grants

Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Securities Underlying Options Granted (# of shares)(1)	% of Total Options Granted to Employees in 2004
Name				Exercise or Base Price ($/Sh)	Expiration Date
						5% ($)	10% ($)
Keith E. Busse	2,859 2,562	0.48 0.43	% %	27.99 31.23	5/21/2010 11/21/2010	22,109 22,106	48,855 48,848
Mark D. Millett	2,144 1,922	0.36 0.32	% %	27.99 31.23	5/21/2010 11/21/2010	16,580 16,584	36,637 36,645
Richard P. Teets, Jr.	2,144 1,922	0.36 0.32	% %	27.99 31.23	5/21/2010 11/21/2010	16,580 16,584	36,637 36,645
Gary E. Heasley	2,144 1,922	0.36 0.32	% %	27.99 31.23	5/21/2010 11/21/2010	16,580 16,584	36,637 36,645
John W. Nolan	2,144 1,922	0.36 0.32	% %	27.99 31.23	5/21/2010 11/21/2010	16,580 16,584	36,637 36,645

(1)
The exercise price of each option is 100% of the fair market value of our common stock on the date the option was granted. All of the foregoing options were issued under the terms of our Amended and Restated 1996 Incentive Stock Option Plan. These options are for a term of five years from the date of grant and become exercisable six months after the date of grant.

(2)
The dollar amounts in these columns are the result of calculations at the 5% and 10% appreciation rates prescribed by the Securities and Exchange Commission, and, therefore, are not intended to forecast potential future appreciation, if any, in the price of our common stock. Potential realizable value assumes that the common stock appreciates at the rate shown (compounded annually) from the grant date until the option expiration date. No gain to the optionees is possible without an increase in the price of our common stock over the exercise price of each option.

Aggregated Option Exercises in 2005 and Fiscal Year-End Values

        The following table gives information for options exercised by each of the named executive officers during 2005 and the value of the "in-the-money" options held by those executive officers at year-end. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End(2) ($)
Name	Shares Acquired on Exercise (#)	Value Realized(1) ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Keith E. Busse	10,050	—	30,342	2,562	542,100	10,965
Mark D. Millett	12,038	36,338	32,020	1,922	600,417	8,226
Richard P. Teets, Jr.	8,039	38,199	32,020	1,922	600,417	8,226
Gary E. Heasley	—	—	2,144	1,922	16,123	8,226
John W. Nolan	9,029	278,577	24,949	1,922	454,349	8,226

(1)
Market value of the underlying shares on the date of exercise, if any, less the option exercise price.

(2)
Market value of shares at December 31, 2005 covered by all in-the-money options, less the option exercise price.

        Employment Agreements.    During 2005, we had employment agreements with Keith E. Busse, our Chief Executive Officer, Mark D. Millett, Vice President and General Manager of our Flat Roll Division, Richard P. Teets, Jr., Vice President and General Manager of our Structural and Rail Division, and Gary E. Heasley, who joined our company as Vice President of Finance and Chief Financial Officer in January 2005. Each of these employment agreements has an "evergreen" feature, consisting, in the case of Messrs. Busse, Millett and Teets, of an initial two year term and in the case of Mr. Heasley, of an initial one year term. Each person's initial term is automatically extended annually for an additional one year unless, no less than 90 days prior to year-end, either party gives written notice to the other of an intention not to renew.

        If, without cause, any of these officers' employment is either terminated within the two year or one year term, as applicable, or is not extended for the contemplated additional rolling one year period, that officer is entitled to receive a lump sum severance payment, in lieu of any and all claims under the remaining term of his employment agreement, in cash, equal to two years of his then existing Base Salary, together with a pro rata annual bonus payment under our 2003 Executive Incentive Compensation Plan, when calculated, to the date of termination or non-extension (for that year). If the termination or non-extension is for cause, then such officer would not be entitled to receive any severance or bonus payment. If the officer voluntarily terminates his employment, then, absent a waiver, he would not be entitled to any severance payment but would be entitled to receive a pro rata annual bonus payment to the date of termination or non-extension.

        If employment is terminated due to disability or death, we will continue paying that officer or his estate, as the case may be, the prescribed Base Salary during the remainder of the two year or, as applicable, the one year term, except that in the case of disability such payments will be reduced to the extent of any benefits paid by workers' compensation or under any state disability benefit program or under any other disability policy maintained by us.

        Under their employment agreements, each of these officers is paid a Base Salary, which is reflected in the "Salary" column in the Summary Compensation Table in this proxy statement, in addition to which each such officer has been entitled, through 2005, to participate in our 2003 Executive Incentive Compensation Plan, our Amended and Restated 1996 Incentive Stock Option Plan, and our Profit Sharing and Retirement Savings Plan.

        All Named Executive Officers receive major medical and long-term disability benefits. Messrs. Busse, Millett, Teets and Heasley also receive term life insurance equal to twice their Base Salaries and Mr. Nolan receives term life insurance equal to his Base Salary.

Proposal No. 2

Ratification of the Appointment of Independent
Registered Accounting Firm as Auditors

        In accordance with the provisions of the Sarbanes-Oxley Act of 2002, the Audit Committee has appointed Ernst & Young LLP as our independent registered accounting firm, to conduct our annual audit for the year 2006. Although not legally required but in accordance with established policy, we are submitting this appointment to stockholders for ratification. In the event the appointment is not ratified by a majority of votes cast, in person or by proxy, we anticipate that no change in auditors would be made for the current year, because of the difficulty and expense of making any change mid-year. However, any such vote would be considered in connection with the independent registered public accounting firm's appointment for 2007.

        Ernst & Young LLP conducted our annual audit for 2005, and we believe that representatives of Ernst & Young LLP will be present at the meeting, will make themselves available at the meeting to respond to appropriate questions from stockholders, and, if the representatives desire, will have an opportunity to make a statement.

The Board of Directors recommends a vote FOR the approval of the appointment of Ernst & Young LLP as our independent registered accounting firm for 2006.

        Audit and Non-Audit Fees.    The following table presents fees for professional audit services rendered by Ernst & Young LLP, an independent registered accounting firm, for the audit of our annual financial statements for the years ended December 31, 2005 and 2004, as well as fees billed for other services rendered by Ernst & Young LLP during those periods.

	2005	2004
Audit Fees	$480,000	$508,000
Audit-Related Fees	14,000	18,000
Tax Fees	79,000	86,000
All Other Fees	118,000	—

	$691,000	$612,000

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor.

        Consistent with SEC policies regarding auditor independence, the Audit Committee must pre-approve all audit and permissible non-audit services provided by our independent auditors. Our Non-Audit Services Pre-Approval Policy covers all services to be performed by our independent auditors. The policy contemplates a general pre-approval for all audit, audit-related, tax and all other services that are permissible, with a general pre-approval period of twelve months from the date of each pre-approval. Any other proposed services that are to be performed by our independent auditors, not covered by or exceeding the pre-approved levels or amounts, must be specifically approved in advance.

        Prior to engagement, the Audit Committee will pre-approve the following categories of services. These fees are budgeted, and the Audit Committee requires the independent auditors and management to report actual fees versus the budget periodically throughout the year, by category of service.

  1.
  Audit fees include fees for services rendered in connection with the audit of the Company's consolidated financial statements included in the Company's Form 10-K and reviews of financial statements included in the quarterly Form 10-Qs; fees for the audit of Steel Dynamics' internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; fees for the attestation of management's report on the effectiveness of internal control over financial reporting, subsidiary audits, work performed and other work required to be performed by the independent auditors to be able to form an opinion on our consolidated financial statements. Such work includes, but is not limited to, fees for services rendered in connection with comfort letters and services associated with statutory or regulatory filings or engagements, including SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

  2.
  Audit-related fees include fees for services reasonably related to the performance of the audit or review of our financial statements and internal controls over financial reporting or that are traditionally performed by the independent auditors. Such services during 2005 included services in connection with accounting consultations related to accounting, financial reporting or disclosure matters not classified as "audit services," statutory audits or financial audits for subsidiaries or affiliates, and assistance with understanding and implementing new accounting and financial reporting guidance.

  3.
  Tax fees include fees related to services performed by the independent auditors' tax personnel, except those services specifically related to the financial statements, and during 2005 included tax consulting fees (assistance with tax audits and appeals, tax advice relating to mergers and acquisitions, due diligence assistance regarding tax matters relating to the acquisition of Roanoke Electric Steel).

  4.
  All other fees include fees related to due diligence assistance and benefit plan analysis relating to the Roanoke Electric Steel acquisition.

        Applicable SEC rules and the Audit Committee's pre-approval policy permits the delegation of pre-approval authority for services not covered by the Audit Committee's general pre-approval to either of the Co-Chairs of the Audit Committee.

Proposal No. 3

Approval of
Steel Dynamics, Inc. 2006 Equity Incentive Plan

        General.    We are asking our stockholders to consider a proposal to approve the Steel Dynamics, Inc. 2006 Equity Incentive Plan (the "Plan"), which has been approved by our Board of Directors, subject to stockholder approval. The Plan is a broad-based plan in which all employees of the Company and its Affiliates, as well as Non-Employee Directors, are eligible to participate.

        The Plan in part, in Section 6.4, incorporates, extends and replaces our broad-based Amended and Restated Incentive Stock Option Plan (the "1996 Plan"), which we originally adopted in 1996 and reapproved in 2001. Under that unique 1996 Plan, which reflects our emphasis on all of our employees and on our culture of empowerment, approximately 95% of the total options over the last five year period were granted to our entire employee work force other than our Named Executive Officers, while approximately 5% were granted to our Named Executive Officers. Approximately 759,000 previously authorized shares of our common stock, available for option grants under the 1996 Plan, have not been utilized. Subject to stockholder approval of this Proposal No. 3, the foregoing shares will not be utilized in the future, and no further options will be granted under the 1996 Plan.

        The Plan in part, in Section 7.1(a), also replaces our existing Non-Employee Director Incentive Stock Option Plan (the "Director Plan"). Since its inception in 2000, of the total of 100,000 shares of our common stock authorized for regular semi-annual fixed option grants to our non-employee directors, approximately 15,000 shares have not been utilized. Subject to stockholder approval of this Proposal No. 3, the foregoing shares will not be utilized in the future, and no further options will be granted under that Director Plan. Instead, pursuant to Section 7.1(a), if this Plan is approved by stockholders, non-employee directors, starting in June 2006, will be awarded 1,000 shares annually of our restricted stock as part of their Board service compensation.

        While the foregoing two Plan elements simply reflect the continuation of one broad-based employee-wide option program and the replacement of another limited and director- focused program, the new Plan both incorporates these elements while still providing increased flexibility to utilize a variety of other available equity-based compensation tools as the need arises.

        The purpose of the Plan, therefore, is to continue to advance the interests of our stockholders by enhancing our ability to attract, retain and motivate persons whom we expect to make important contributions to our Company and its affiliates, by providing them with both equity ownership opportunities and performance-based incentives intended to align their interests with those of our stockholders.

        The new Plan is designed to provide us with flexibility to select from among various equity-based compensation methods, and to be able to address both changing accounting and tax rules and corporate governance practices by optimally utilizing stock options, restricted stock, unrestricted stock, stock appreciation rights and performance awards.

        Subject to stockholder approval of the Plan, the Board has determined that no further stock options will be authorized or granted under our 1996 Plan or the Director Plan (the "Existing Plans"). The Existing Plans, however, will remain in existence but solely for purpose of honoring and administering the existing options already granted under the Existing Plans.

        The maximum aggregate number of shares of Steel Dynamics, Inc. common stock that may be issued with respect to all awards, including stock options, under the new Plan is 4,000,000 shares, or an increase of 3,227,000 shares over and above the 773,000 previously authorized shares never issued under the Existing Plans.

        Description of the Equity Incentive Plan.    The following is a brief description of the Plan, but we urge you to read the full text of the Plan, which is attached to this Proxy Statement as Appendix B.

        Types of Awards.    In addition to the specific semi-annual stock options for all employees described in Section 6.4 and the specific annual awards of restricted stock for non-employee directors described in Section 7.1(a), the following types of awards may be granted under the Plan: (i) options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) "nonstatutory" stock options (sometimes referred to as "non-qualified" options) not specifically authorized or qualified for favorable federal income tax treatment, (iii) restricted stock awards, consisting of shares of common stock that are subject to a substantial risk of forfeiture (vesting) either based on the passage of time or the attainment of certain performance targets, (iv) unrestricted stock awards that are free of any vesting restrictions, (v) performance awards entitling the recipient to acquire shares of common stock or to vest in shares of common stock upon the attainment of specified performance goals, and (vi) stock appreciation rights.

        Administration.    The ultimate responsibility for administering the Plan lies with the Board of Directors, and, in the discretion of the Board, may be delegated to a Committee ("Committee") consisting of three or more directors of the Company. The Board has in fact elected to have the Compensation Committee administer the Plan. All members of the Compensation Committee are "independent" within the meaning of Nasdaq's Marketplace Rule 4200(a)(15) and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the "Exchange Act"), are "non-employee directors" (within the meaning of amended Rule 16b-3 under the Act) and are "outside directors" within the meaning of Section 162(m) of the Code and Treasury Regulations Sections 1.162- 27(e)(3). The Committee may also delegate duties to one or more Officers of the Company, including the ability to make awards within designated parameters that do not involve "Covered Employees" (or "insiders" within the meaning of Section 16 of the Exchange Act).

        Specific Powers of the Committee.    The Committee has exclusive authority to determine the "Eligible Employees" or "Eligible Directors" to whom awards will be granted, the timing and manner of the grant of awards, the number of shares to be subject to any award, the purchase price or exercise price and medium of payment, and the vesting and repurchase provisions; to specify the provisions of any agreement relating to such grant or sale, the duration and purpose of leaves of absence which may be granted to optionees and grantees without constituting termination of employment for purposes of the Plan, and all other discretionary determinations necessary or advisable for administration of the Plan. The Committee's discretionary determinations will be final and binding on all parties. Members of the Committee are appointed by and serve at the pleasure of the Board and may be removed by the Board at its discretion.

        Eligibility.    Any Eligible Employee (any person employed by the Company or an Affiliate, including employees of acquired companies), who is approved by the Committee, save for employees whose terms and conditions of employment are covered by collective bargaining agreements, who is approved by the Committee, or any Eligible Director (a member of the Board who is not an Eligible Employee) is eligible to receive an award under the Plan.

        Shares Subject to the Plan.    The maximum aggregate number of shares of common stock, which may be issued under the Plan, is four million (4,000,000) shares. As of March 28, 2006, there were 44,020,551 shares of Steel Dynamics, Inc. common stock issued and outstanding (51,414,530 shares on a fully diluted basis), which includes 925,142 already existing and outstanding options under the Equity Plans and 6,468,837 shares issuable upon conversion of the Company's 4% convertible notes due 2012.

        Except as otherwise provided in the Plan, the Compensation Committee may but is not required to specify in an award that upon the occurrence of a "Change in Control" of the Company, such award will immediately vest and become fully exercisable, the restrictions as to transferability of shares subject to the award will be waived, and any and all forfeiture risks or other contingencies will lapse. A Change in Control generally means the consummation of a plan of liquidation with respect to the Company, the sale or other divestiture of all or substantially all of the Company's assets, the acquisition by any person or affiliated group of persons as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 of a specified percentage of the outstanding voting power of the Company, the consummation of a consolidation or merger of the Company with another entity (subject to certain exceptions), or the replacement of the "incumbent" Board of Directors, or a majority of the Board of Directors, with persons who were not directors prior to such event or whose nomination as a director to be voted on by stockholders was not approved by at least two-thirds of the incumbent directors.

        Terms and Conditions of Options.    Stock options granted to Eligible Employees may be either Incentive Stock Options or Nonstatutory Stock Options. Stock options, if any were to be granted in the future to Eligible Directors, however, may only be Nonstatutory Stock Options. The purchase price for the shares subject to any option granted under the Plan, whether Incentive Stock Options or Nonstatutory Stock Options, must not be less than 100% of the fair market value of the shares of common stock of the Company on the date the option is granted.

        A ten percent stockholder may not be granted an Incentive Stock Option unless the exercise price of such option is at least 110% of the fair market value of the shares of common stock at the date of grant. Moreover, to the extent the aggregate fair market value (determined as of the time the option is granted) of common stock with respect to which Incentive Stock Options are exercisable by any Eligible Employee for the first time during any calendar year exceeds $100,000, the options or portions thereof will be treated as Nonstatutory Stock Options and will not be treated as Incentive Stock Options.

        The purchase price for any shares purchased pursuant to exercise of an option granted under the Plan must be paid in full upon exercise of the option either in cash, or, in the discretion of the Committee and upon such terms and conditions as it may approve, the exercise price may be paid by (i) transferring to the Company shares of previously acquired common stock, at their fair market value on the date of delivery, (ii) by the withholding of a sufficient number of whole shares of common stock which would otherwise be deliverable in connection with the option exercise, having an aggregate fair market value (determined as of the date of exercise) equal to the exercise price (referred to as a "net exercise"), (iii) in cash paid by a broker-dealer to whom the optionee has delivered an irrevocable notice of exercise and, if permitted, an order to sell some or all of the underlying shares (a "Cashless Exercise"), (iv) by a combination of these methods, or (v) in such other manner as the Committee may determine. The foregoing alternatives are, however, subject to any applicable limitations on loans to officers and to applicable "insider" and other trading rules and regulations of the Securities and Exchange Commission.

        No option may be exercisable during the lifetime of an optionee by any other person. The Board or the Committee has the power to set the time(s) within which each option shall be exercisable and to accelerate the time(s) of exercise. Vesting of options, if deferred, may be either time-based or performance-based or both.

        No option may be exercisable after the earliest of the following: the expiration of five years after the date the option is granted; unless otherwise approved by the Board or the Committee, ninety days after the date the optionee's continuous service as an employee or director with the Company and its Affiliates terminates (if termination is for any reason other than permanent disability, death, or for cause), the date the optionee's continuous service terminates if termination is for cause, or one year after the date the optionee's continuous service terminates if termination is a result of death or permanent disability. Stock options may be granted alone or in certain circumstances "in tandem" with stock appreciation rights. The exercise or lapse of any number of tandem stock appreciation rights will cause a corresponding reduction in the number of shares of Common Stock then available for purchase by exercise of any related stock option.

        The Plan prohibits the Board and the Committee from doing any of the following without stockholder approval: (i) repricing or otherwise reducing the exercise price of outstanding options granted under the Plan, or (ii) canceling previously granted options and issuing new options to the same optionholder at a lower exercise price.

        Each option will contain certain additional terms and conditions that will apply in the event the Committee determines that the option constitutes a "nonqualified deferred compensation arrangement" that is subject to the additional requirements of Section 409A of the Code (see "Federal Income Tax Consequences").

        Regular Broad-Based Grants.    While the Plan vests in the Committee the general authority from time to time to grant both Incentive Stock Options and Nonstatutory Stock Options, within the limits described in the Plan, the Plan, in Section 6.4, and until such time as the Committee acts to alter or terminate the program, continues in effect the regular, semi-annual option grants to all eligible employees (except for employees whose terms and conditions of employment are covered by a collective bargaining agreement) in the same amounts, by employee category, as those applicable under the 1996 Plan.

        Pursuant to Section 6.4, all such Eligible Employees of Steel Dynamics, Inc. and any of its affiliates (such as a subsidiary), including employees of acquired companies, and including Eligible Employees who may also be directors, will receive regular semi-annual option grants, currently on or about May 21 for the full six month employment period November 21 through May 20 of each year, and on November 21 for the full six month employment period May 21 through November 20 (each a "Grant Date").

        Options on each Grant Date will be issued according to "position category" and in the following amounts, subject to adjustment by the Committee from time to time as to either applicable position category or amount, based upon the "fair market value," as defined in the Plan, of the Company's common stock for that particular Grant Date:

Position	Grants Per Year	Semi-Annual Grant Value
President	2	$80,000.00
Vice-President	2	60,000.00
General Managers	2	45,000.00
Manager	2	30,000.00
Supervisors/Professionals
Level 4	2	22,500.00
Level 3	2	15,000.00
Level 2	2	12,500.00
Level 1	2	10,000.00
Other team members	2	2,500.00

        This semi-annual, regular option program would thus continue in effect a program which the Company believes invests each and every employee with an ownership interest in the Company and with a personal stake, through his or her labor, in the building of stockholder values.

        Each option granted pursuant to this program is required to be designated in an "option agreement" that is issued to each recipient as either an "Incentive Stock Option" or, if required in order to take into account certain numerical limitations applicable to certain executive officers, a Nonstatutory Stock Option, in whole or in part.

        Each option granted under this program vests six months after each Grant Date, and thus may not be exercised earlier than six months thereafter, nor will it be exercisable later than five years from each Grant Date, subject to certain exceptions in the event of an employee's termination of employment due to death or disability.

Terms and Conditions of Awards Other Than Options.

        Restricted Stock Awards.    Pursuant to Section 7.1(b) of the Plan, the Board or the Committee may award (or sell at a purchase price determined by the Board or the Committee) shares of the Company's common stock that have either time-based or performance-based restrictions. Such restricted stock may not be sold, assigned, transferred or otherwise disposed of until the restrictions have been removed and until the restricted shares "vest."

        The Board or the Committee for each grant will determine the conditions for vesting of an award of restricted stock. In the event a recipient's continuous service to the Company terminates, the Company may reacquire unvested shares acquired in consideration of past services and all unvested shares of restricted stock as of the date of termination will be forfeited. If restricted stock is acquired for consideration other than prior services, the forfeiture may be accomplished by repurchasing the shares at the lesser of the original purchase price or the current fair market value.

        The Board or the Committee, in its sole discretion, may (but shall not be required to) provide for payment of a concurrent cash award in an amount equal, in whole or in part, to the estimated after tax amount required to satisfy applicable federal, state or local tax withholding obligations arising from the receipt and deemed vesting of restricted stock for which an election under Section 83(b) of the Code may be required.

        Under Section 7.1(a) of the Plan as currently constituted and approved by the Board, and in lieu of the Director Plan under which directors of Steel Dynamics who were not employees previously received semi-annual Nonstatutory Stock Option grants of $15,000 in face value (which program is being discontinued), each non-employee director, if the Plan is approved by stockholders, will receive once annually, commencing June 1, 2006 and on each anniversary date thereafter, a grant of 1,000 shares of the Company's common stock. The restrictions are time-based, for a period of one year from and after the date of each annual award, at which time the restricted shares will "vest" and become unrestricted, except for the normal "restrictions" that accompany any shares held by a director by virtue of his or her status as a Company "insider."

        This award of 1,000 shares of restricted stock for each non-employee director is intended to constitute part of the director's overall annual compensation for Board service, together with the cash retainer and per meeting fees payable to such directors as a part of annual director compensation approved by the Company's Compensation Committee. See "Director Compensation" at page 33.

        Unrestricted Stock Awards.    The Board or the Committee may from time to time award (or sell at a purchase price determined by the Board or the Committee) unrestricted shares of the Company's common stock, which shares may be entirely free of any vesting restriction. Awards of unrestricted stock may be granted or sold in respect of past services or other valid consideration, or in lieu of cash compensation.

        Performance Awards.    Performance Awards will be subject to the attainment of performance goals within the meaning of Section 162(m) of the Internal Revenue Code and the regulations thereunder. The Board or the Committee may make Performance Awards independent of or in connection with the granting of any other award under the Plan. The Board or the Committee is required to determine whether and to whom Performance Awards shall be made, the performance goals applicable under each award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded shares. Performance goals must be based on a pre-established objective formula or standard that specifies the manner of determining the number of Performance Award shares that will be granted or will vest if the performance goal is attained. The Board or Committee must determine performance goals prior to the time 25% of the service period has elapsed and may be based on one or more business criteria that apply to an individual, a business unit or the Company.

        Award criteria may include, by way of example and without limitation:

  •
  Company-wide, divisional or operating unit revenues.

  •
  Operating, pre-tax or after-tax income (Company-wide or by division or operating unit).

  •
  Earnings per share.

  •
  Share price performance.

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  Return on equity.

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  Return on assets.

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  Return on capital.

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  Cash flow.

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  Economic value added.

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  Cost improvement.

  •
  Reduction in expenses.

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  Production goals or targets.

  •
  Implementation or completion of critical projects.

        The Board or the Committee must also establish the time periods in which the performance goals are to be met. Following the completion of each performance period, the Board or the Committee must certify in writing whether the performance objectives and other material terms of a performance award have been achieved. Participants have no rights as stockholders until such shares are actually received under the Plan. Except as may be otherwise provided by the Board or the Committee, an employee's rights in all Performance Awards automatically terminate upon the employee's termination of continuous service with the Company or its subsidiaries for any reason.

        Stock Appreciation Rights. A stock appreciation right entitles the holder to receive the appreciation in the value of common stock underlying the stock appreciation right. The Board or the Committee may grant a stock appreciation right either as a stand alone right or, if such right does not provide for the deferral of compensation within the meaning of Section 409A of the Code, in tandem with all or any part of the shares of common stock that may be purchased by the exercise of a stock option. Upon the exercise of a stock appreciation right, the Company would pay the amount, if any, by which the fair market value of a share of common stock on the date of exercise exceeds the stock appreciation right exercise price. A stock appreciation right is not exercisable if the fair market value of a share of common stock on the grant date exceeds the fair market value of such share of common stock on the date of exercise. In the discretion of the Committee, payment with respect to the exercise of a stock appreciation right may be made either in cash or in shares of common stock, valued at fair market value on the date of exercise. Stock appreciation rights granted in relation to a stock option may be exercisable only to the extent the stock option is exercisable and the exercise or lapse of a stock option causes an equivalent reduction in the number of tandem stock appreciation rights.

        In the event that a stock appreciation right is granted under the Plan with a stock appreciation right exercise price less than the fair market value of the common stock underlying the award on the date the stock appreciation right is granted, or is otherwise determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code, then the stock appreciation right may provide that it is exercisable at any time permitted under the governing written instrument, subject to certain limitations.

        Effect of Mergers, Reorganizations and Consolidations on Awards. In the event of a liquidation of the Company or a merger, reorganization or consolidation of the Company with any other corporation in which the Company is not the surviving corporation, or the Company becomes a subsidiary of another corporation, the maximum number of shares of common stock subject to options or awards under the Plan, the maximum number of options and stock appreciation rights that can be granted to any employee in any calendar year, and the number of shares and exercise price per share subject to outstanding options or awards under the Plan will be appropriately adjusted by the Committee to reflect any increase or decrease in the number of outstanding shares of common stock. Any outstanding awards previously granted under the Plan may either (i) be assumed or replaced by substitute awards by the surviving corporation, or (ii) not assumed or replaced by the surviving corporation, in which case the awards shall be deemed canceled. However, in the event the surviving corporation does not elect to assume the awards or to use substitute awards, the participant shall have the right, exercisable during a ten day period ending on the fifth day prior to such liquidation, merger or consolidation, to fully exercise or receive the employee's award in whole or in part without regard to any installment exercise or vesting provisions otherwise provided in the Plan.

        Plan Amendments.    The Plan may be terminated or amended by the Board, as it shall deem advisable. Without the authorization and approval of the stockholders, however, the Board may not make any amendments which would (i) increase the total number of shares covered by the Plan, (ii) change the class of persons eligible to participate, or (iii) extend the term of the Plan beyond ten years from the date of adoption. In addition, stockholder approval is required to the extent required to satisfy the applicable corporate governance standards to be listed on any stock exchange or interdealer quotation system and for any amendment of an outstanding options that would result in repricing or other reduction in the exercise price of unexercised options, or the cancellation of previously granted options in exchange for new options having a lower exercise price.

        Term of Plan.    Unless sooner terminated by the Board in its sole discretion, the Plan will expire on December 31, 2015.

        Federal Income Tax Consequences.    The federal income tax consequences to the Company and to its Eligible Employees or Eligible Directors of various awards under the Plan are complex and subject to change. The following discussion is only a summary of some of the general rules applicable to the Plan, based on federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant based upon his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality or non U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code § 409A), or other tax laws other than federal income tax law.

        The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, we strongly advise all participants to consult with their tax advisors concerning the tax implications and treatment of awards granted under the Plan.

        Code Section 162(m) generally denies a tax deduction to any publicly held corporation for compensation that exceeds one million dollars paid to certain senior executives in a taxable year, subject to an exception for "performance based compensation" as defined in the Code and subject to certain transition provisions. However, the Company reserves the authority to award non-deductible compensation as it deems appropriate. In addition, notwithstanding the Company's efforts, ambiguities and uncertainties regarding the application and interpretation of Section 162(m) make it impossible to provide assurance that performance-based compensation will, in fact, satisfy the requirements for deductibility under Section 162(m). Thus, Section 162(m) could limit the deductibility of compensation related to the exercise of options granted under the Plan.

        Incentive Stock Options.    An incentive stock option is a stock option intended to meet the requirements for special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended. There will be no federal income tax consequences to the Company or the employee as a result of the grant of an incentive stock option. The optionee also will not recognize income when the incentive stock option is exercised (subject to the alternative minimum tax rules discussed below). However, incentive stock option treatment will only be available if the participant has been an Eligible Employee of the Company or its Affiliates within ninety days of the date of exercise (180 days in the event of death or disability). Generally, the Company receives no deduction at the time of exercise.

        In the event of a disposition of shares acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the employee has held the shares. If the employee does not dispose of the shares within two years after the incentive stock option was granted, or within one year after the incentive stock option was exercised and shares were purchased, then the participant will recognize a long-term capital gain or loss. The Company is not entitled to any deduction under these circumstances. If the optionee fails to satisfy either of the foregoing holding periods, then he or she must recognize ordinary income in the year of disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is determined under the rules applicable to nonstatutory options based on the Spread at the date of exercise. Any gain in excess of the amount taxed as ordinary income may be entitled to be treated as capital gains. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

        The Spread under an incentive stock option is treated as an adjustment in computing alternative minimum taxable income ("AMTI") for the year of exercise.

        Nonstatutory Options and Stock Appreciation Rights.    Under current federal income tax law, the grant of a nonstatutory stock option or a stock appreciation right under the Plan will have no federal income tax consequences to the Company or the optionee. Generally, upon exercise of a nonstatutory stock option or a stock appreciation right, the excess of the fair market value of the stock at the date of exercise over the option or target price (the "Spread") is taxable to the participant as ordinary income. All such amounts taxable to a participant are deductible by the Company as compensation expense. The deduction will be allowed for the taxable year of the Company that includes the end of the taxable year in which the participant includes an amount in income. The tax basis for the Company common stock acquired is the exercise price plus the taxable income recognized. A participant will recognize gain or loss on the subsequent sale of shares acquired upon exercise of a nonstatutory stock option or a stock appreciation right in an amount equal to the difference between the amount realized and the tax basis of such shares. Such gain or loss will be long-term or short-term capital gain or loss, depending upon whether the shares have been held for more than one year.

        The taxable income resulting from the exercise of a nonstatutory stock option or a stock appreciation right will constitute wages subject to withholding, and the Company will be required to make whatever arrangements are necessary to ensure that funds equaling the amount of tax required to be withheld are available for payment, including the deduction of required withholding amounts from the participant's other compensation and requiring payment of withholding amounts as part of the exercise price.

        Payment of Option Exercise Price in Shares.    Special tax rules apply, not only with respect to the option shares received from the Company, but also with respect to the tax treatment of the shares surrendered, where the optionee pays all or part of the option exercise price by tendering shares of the Company's common stock owned by the optionee, or if the Company, in connection with a "Net Exercise" transaction, withholds shares in full or partial payment for shares covered by an option. These rules are especially complex, and the employee should consult with his or her tax advisor prior to engaging in this kind of transaction.

        Restricted Stock Awards.    Stock granted under the Plan may, in the determination of the Administrator, be subject to rights of repurchase and other transfer restrictions. The tax consequences of stock granted under the Plan depends on whether the stock is subject to restrictions and, if so, whether the restrictions are deemed to create a "substantial risk of forfeiture" under Code Section 83.

        If stock is not subject to a "substantial risk of forfeiture," the recipient normally will recognize taxable ordinary income equal to the value of the stock in the year in which the stock is granted, less the amount paid for that stock. If the stock is subject to a "substantial risk of forfeiture," the recipient normally will recognize taxable ordinary income as and when the "substantial risk of forfeiture" lapses, in the amount of the fair market value of the shares no longer subject to the "substantial risk of forfeiture," less the amount paid for the stock. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the stock plus any amount recognized as ordinary income upon grant or vesting of the stock. The gain or loss may be long or short-term depending on how long the recipient held the stock.

        A recipient of stock subject to a "substantial risk of forfeiture" may, however, make a timely election under Code Section 83(b) to recognize ordinary income in the year the recipient receives or purchases the restricted stock, rather than waiting until the "substantial risk of forfeiture" lapses. If the stock recipient makes a Section 83(b) election, the recipient will be required to recognize as ordinary income in the year the recipient receives or purchases the stock the difference, if any, between the fair market value of the stock on the receipt or purchase date and the purchase price, if any, paid. If the stock recipient makes a Section 83(b) election, the recipient will not be required to recognize any income when the "substantial risk of forfeiture lapses." Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the stock recipient.

        Compliance With Section 409A Of The Code.    Code Section 409A imposes requirements on "nonqualified deferred compensation" plans. The requirements include the timing of elections to defer, the timing of distributions and prohibitions on the acceleration of distributions. Failure to satisfy these requirements may result in the immediate taxation of the arrangement, the imposition of an additional 20% income tax on the participant and the possible imposition of interest and penalties on the unpaid tax. Regulations generally provide that the type of equity incentives provided under the Plan will not be considered nonqualified deferred compensation. However, some awards could be covered by Section 409A of the Code. For example, the grant or modification of a stock option or stock appreciation right with an exercise price less than fair market value of the underlying common stock could constitute nonqualified deferred compensation. In such event, the Committee normally would expect to design and administer any such award in a manner that ordinarily should avoid adverse federal income tax consequences under Section 409A of the Code to any affected participant. Notwithstanding the foregoing, the Plan expressly provides that there is no commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person who participates or is eligible to participate in the Plan.

        In the event that a grant or award under the Plan is granted with an exercise price less than the fair market value of the common stock subject to the grant or award on the grant date (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than fair market value, or such grant is materially modified and deemed a new grant at a time when the fair market value exceeds the exercise price) or is otherwise determined to constitute nonqualified deferred compensation within the meaning of Section 409A of the Code (a "409A Award"), then the following additional conditions shall apply to such grant or award and shall supersede any contrary provision of the Plan:

          (1)   A 409A Award shall not be exercisable or distributable until the earlier of: (a) a specified time or a fixed schedule set forth in the award agreement or, if the award agreement does not specify a fixed time or schedule, the date that is the fifth anniversary of the award or grant date; (b) separation of service; provided, however, that if the 409A Award recipient is a "key employee" (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) and the Company's stock is publicly traded on an established securities market or otherwise, exercise or distribution may not be made before the date which is six months after the date of separation of service; (c) the date of the participant's death; (d) the date the participant becomes disabled; (e) the occurrence of an unforeseeable emergency; or (f) the occurrence of a change in control event.

          (2)   The term of a 409A Award shall expire and such award shall no longer be exercisable on the date that is the later of: (a) 2 1/2 months after the end of the Company's taxable year in which the 409A Award first becomes exercisable or distributable and is not subject to a substantial risk of forfeiture; or (b) 2 1/2 months after the end of the 409A Award recipient's taxable year in which the 409A Award first becomes exercisable or distributable and is not subject to a substantial risk of forfeiture, but not later than the earlier of (i) the expiration of ten years from the date of the 409A Award was granted or (ii) the term specified in the 409A Award agreement.

          (3)   A 409A Award may not be accelerated or exercised prior to the times noted above in paragraph (1), except (a) to an individual other than the participant as may be necessary to comply with the terms of a domestic relations order, (b) to comply with the terms of a certificate of divestiture (as defined in Section 1043(b)(2) of the Code) or (c) upon a change in control event or to terminate the Plan or any 409A Award within 12 months of the change in control event and cancel the 409A Award for compensation.

Vote Required for Approval of the Plan

        Approval of the proposal to ratify and approve the Plan requires the affirmative vote of the holders of a majority of the shares of common stock of the Company present, or represented, and entitled to vote at the Meeting.

The Board of Directors recommends a vote FOR
approval of the Steel Dynamics, Inc. 2006 Equity Incentive Plan.

        Notwithstanding anything to the contrary set forth in any of our previous or future filings with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might "incorporate by reference" future or previous filings, including this proxy statement, in whole or in part, the following "Report of the Compensation Committee on Executive Compensation," Report of the Audit Committee," and the Performance Graph on page 38 shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

        This proxy statement also includes references to our or the SEC's website addresses. The information on these websites, however, is not part of this proxy statement.

Report of the Compensation Committee
on Executive Compensation

        Steel Dynamics' executive compensation program is administered by the Compensation Committee of the Board. The Committee is responsible for the development, implementation, administration and oversight of all elements of the Company's compensation programs for senior executive officers and directors, including base salaries, incentive compensation, equity-based compensation programs and awards.

        The Compensation Committee has furnished the following report on executive compensation for 2005, which sets forth both the Committee's programs and philosophy with respect to compensation of Steel Dynamics' chief executive officer and the Company's other executive officers, as well as the Company's non-employee directors.

        In developing Steel Dynamics' executive compensation policies, the Compensation Committee has relied on two principal objectives: (1) to attract, motivate and retain highly talented individuals to drive our business success, and (2) to align the interests of our senior officers with those of our stockholders. The Compensation Committee strongly believes in pay for performance.

        The members of the Compensation Committee for 2005 consisted of three members of the Board of Directors, Joseph D. Ruffolo, Richard J. Freeland and Frank D. Byrne, M.D., each of whom met (a) all criteria for "independence" prescribed by SEC, Nasdaq and tax rules, listing standards and regulations applicable to the Compensation Committee, (b) the definition of a "non-employee director" within the meaning of Rule 16b-3 promulgated by the SEC under the Exchange Act, and (c) the definition of an "outside director" within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code. All decisions and recommendations by the Compensation Committee during 2005 were also considered and approved by the full Board of Directors.

        Our executive compensation programs consist of three principal elements: (1) base salary, (2) cash and stock bonus incentive compensation, and (3) stock options.

        Our executive compensation philosophy is based upon the following principles:

  •
  Base salaries should be competitive with the level of salaries paid to officers in comparable companies with comparable responsibilities.

  •
  Variable compensation, both in the form of cash and stock bonus awards, should be directly related to the financial results produced for the Company by the executive management team during the year.

  •
  Medium to longer-term compensation, in the form of stock options and stock awards, establishes a direct line between stock price appreciation and employee welfare.

        During 2005, we provided no special perquisites to our executives.

        The Compensation Committee also strives to maintain both its executive compensation and non-employee director compensation programs at pay levels that are competitive when measured against other general and steel sector manufacturing companies of comparable size. To this end, the Committee periodically seeks advice from professional compensation consultants and evaluates compensation data and plan design information from recognized national surveys and from other companies. During 2005, the Compensation Committee utilized the services of Towers Perrin, a national consulting company, to assist in the evaluation of both the executive and the non-employee director compensation programs.

        Based upon a Towers Perrin competitive review of Steel Dynamics' direct compensation for its executives, including all of the Named Executive Officers, using data compiled from 300 manufacturing companies and proxy data from the Standard & Poors Steel Index and after extensive analysis and discussion, the Compensation Committee concluded that Steel Dynamics' overall level of direct executive compensation is between the 50th and 75th percentile, with its pay mix weighted most heavily toward annual incentives. Overall, Towers Perrin advised that the Company's executive compensation program is competitive and approximately at the median.

        Steel Dynamics' compensation mix, as between base salary, incentive pay and mid-to-longer-term compensation, differs from general industrial practice. While the Company's base pay made up approximately 25% of total direct pay during 2005, versus a "market" average of 35%, its annual bonus or incentive compensation comprised some 70% of total pay contrasted to a 25% incentive pay mix for the market average. Steel Dynamics' longer term compensation mix, amounted to 5% of total pay versus a market average 40%. This pay mix, though differing from the general market, has been an outstanding motivator in the Compensation Committee's view, is heavily performance-based, has led to excellent results, and has become part of the Company's culture, was supported by our compensation consultants and is reaffirmed as appropriate and supported by the Compensation Committee.

        Base Salary.    The Compensation Committee recommends a base salary for executive officers, including the president and chief executive officer, as well as our "Named Executive Officers," based upon a comparative review of companies within the steel manufacturing peer group, as well as a review of other companies believed to be representative and comparable in terms of size and the nature of its operations. The Compensation Committee has traditionally established base salary at somewhat under the level of the prevailing base salaries of the peer group and comparable other company executives, primarily because of the Company's philosophy to align total executive officer pay with the financial results of the Company's operations. This is consistent with the Company's philosophy and culture that guides its compensation for all of its employees. During 2005 and in prior years, the Company's base salary level for its executive officers was below the median for its peer and comparable groups, overall at the 25th percentile.

        Incentive Bonus.    The Compensation Committee believes that incentive compensation should be geared toward rewarding excellent financial performance, and executive officers ought to be well rewarded for producing excellent Company profits. Accordingly, since 1996, the Company has provided this incentive compensation to its executives through a performance-based bonus formula that pays bonuses, in cash and in stock, based upon profits over and above a stated threshold amount.

        Steel Dynamics' annual incentive bonus, described in greater detail below, provides variable compensation tied to a mix of overall corporate and divisional or business unit performance. For executive level officers, the current range is 0% to 350% of base salary, with a cash cap of 250% and an additional 100%, if achieved, paid in restricted stock. For other officers, the range is 0% to 225% of base salary, with a cash cap of 150% and, if achieved, an additional restricted stock component of up to 75% of base salary. In this category of direct annual incentive pay Steel Dynamics is above the 75th percentile among industrial companies and approximately twice the market median.

        Our 2003 stockholder approved Executive Incentive Compensation Plan's incentive awards are all performance-based and operates in the following manner.

        For "Corporate Executive Officers," and for "Corporate Officers," their incentive compensation is determined entirely at the corporate level and is based upon company-wide "Adjusted Pre-Tax Net Income," as defined in the Plan. For any year under the Plan, a "Bonus Pool" is determined, by multiplying consolidated Adjusted Pre-Tax Net Income, less an amount equal to 10% of "Average Stockholders Equity," by a percentage amount (currently 5 1/2%) determined annually by the Compensation Committee. The amount of the Bonus Pool is then allocated among the participating executive employees in accordance with each "Participant's Bonus Pool Percentage" (derived, for any participant, from a fraction, the numerator of which is equal to the "Participant's Adjusted Base Salary," as defined in the Plan, and the denominator of which is equal to the sum of all of the Participants' Adjusted Base Salaries). Our "Corporate Executive Officers" are entitled, if the Bonus Pool is large enough, to earn up to a maximum of two and one-half times their Base Salary (established annually by the Compensation Committee at the beginning of the year, and approved by the Board of Directors), in cash, and, if there are still unallocated amounts remaining in the Bonus Pool after payment of all applicable cash bonuses, may also be entitled to receive a stock bonus, not to exceed his Base Salary, in restricted Company stock vesting over a two year period, issued at fair market value.

        A "Corporate Officer's" Cash and Stock Bonus is calculated in the same manner as for the Corporate Executive Officers, except that the cash bonus may not exceed one and one-half times the Corporate Officer's Base Salary, and the maximum stock bonus for the Corporate Officer may not exceed 75% of the Corporate Officer's Base Salary.

        An aggregate of 750,000 shares of the Company's common stock has been reserved for issuance of stock bonus awards under the Plan. Through 2005, a total of 83,634 shares of common stock have been issued as stock bonus awards, leaving 666,366 shares still available for issuance over the remaining two years of the Plan, if earned.

        For "Divisional Executive Officers," and for "Divisional Officers," their incentive compensation is based in part on company-wide performance and, in part, on their divisional performance. Currently, "Divisional Executive Officers" derive half of their incentive compensation through participation in the company-wide Bonus Pool and half of their incentive compensation through a bonus formula based upon their divisional operating performance and chargeable to their respective divisions. Divisional Officers derive 25% of their incentive compensation through participation in the company—wide Bonus Pool and 75% of their incentive compensation through their divisional bonus formula. This divisional bonus formula is based upon a return on assets ("ROA") analysis. Each year, the Compensation Committee sets a "Minimum ROA Target," currently 5%, below which no divisional cash or stock bonus may be paid. The Compensation Committee also sets a "Maximum ROA Target," at which level a Divisional Executive Officer or Divisional Officer will be entitled to receive his maximum divisional cash and/or stock bonus. Once these preliminary calculations have been made, the division's performance is measured by calculating that division's "Divisional Return on Assets," using a formula described in the Plan.

        A "Divisional Executive Officer" can derive half of his cash and stock bonus, if earned, from the company-wide Bonus Pool. The remaining half of a Divisional Executive Officer's maximum incentive compensation, based on divisional performance, may not exceed, in cash, two and one-half times his Base Salary, multiplied by 50%, and, in shares of restricted stock, may not exceed one-half of his Base Salary. For "Divisional Officers," because their incentive compensation based on the Bonus Pool is only 25%, the maximum incentive compensation from both company-wide and divisional sources may not exceed one and one-half times his Base Salary, in cash, and 75% of his Base Salary in restricted stock.

        The Company believes that our Executive Incentive Compensation Plan, being performance-based, meets the performance-based compensation standards of deductibility of Section 162(m) of the Internal Revenue Code.

        Stock Option Plan.    The Compensation Committee believes that the long-term incentive benefits of stock ownership, through the acquisition of stock options and through stock bonus awards, if applicable, aligns management's long-term interests with those of stockholders in general. The Company also evidences that philosophy by including the Named Executive Officers in the same incentive stock option plan that is applicable to all Company employees.

        In October 1996, and as amended pursuant to stockholder approval at our 2001 Annual Meeting, our Board of Directors adopted and the stockholders approved and reapproved the 1996 Incentive Stock Option Plan, which, during 2005, covered all of our full-time employees (approximately 1,795 employees at December 31, 2005), including officers, managers, supervisors, professional staff, and hourly employees.

        Under the 1996 Plan, we awarded automatic semi-annual stock options to all such employees, in different dollar equivalent amounts, by position category, based upon the fair market value of our common stock on each semi-annual grant date, with an exercise price equal to the same fair market value on the day immediately preceding the grant date. Options issued under the Plan become exercisable six months after the date of grant and must be exercised no later than five years thereafter.

        For an enumeration of the actual 2005 option grants to the named Executive Officers,

see "Option Grants in Last Fiscal Year" at page 16 of this Proxy Statement.

        Subject to stockholder approval of Proposal No. 3, the 1996 Plan will be discontinued, except for already issued options, and no further options will be granted under the 1996 Plan. If stockholders approve Proposal No. 3, the basic provisions of the 1996 Plan would, however, be continued, under Section 6.4 of our 2006 Equity Incentive Plan, unless and until modified or terminated by the Board on recommendation of the Compensation Committee.

Other Compensation.

        Profit Sharing and Retirement Savings Plan.    We have established a Profit Sharing and Retirement Savings Plan for eligible employees, including the named executive officers, which is a "qualified plan" for federal income tax purposes. For 2005, under the plan, we allocated to employee plan participants (the "profit sharing pool") an amount equal to 6% of our pre-tax income. The profit sharing pool is used to fund the plan, as well as a separate cash profit sharing bonus that is paid to employees in March of the following year. The amount allocated to our Chief Executive Officer, for 2005 based on the profit sharing pool and the cash profit sharing bonus was $38,843.

        We also allow employees to contribute on a pre-tax basis up to 85% of their eligible compensation to the plan, but "highly compensated employees," as defined for tax purposes, were limited to a 9% contribution during 2005. We match employee contributions in an amount based upon our return on assets, with a minimum match of 5% and a maximum match of 50%, subject to certain applicable tax law limitations. The amount we contributed in respect to our Chief Executive Officer, Keith E. Busse, for 2005 based upon the Company's match of his contributions was $3,213.

        Chief Executive Officer Compensation.    The Company compensated its chief executive officer during 2005, just like its other executive officers, by a combination of three principal elements: base salary, incentive compensation awarded under its 2003 Executive Incentive Compensation Plan and described under the preceding section of this Proxy Statement under "Incentive Bonus," and stock option awards granted twice annually in pre-described amounts, pursuant to the Company's 1996 Plan. During 2005, the Company's chief executive officer, Keith E. Busse was paid a base salary of $650,000, earned a cash bonus of $1,625,000 and earned a stock bonus of $650,000. In addition, Mr. Busse was granted options for 2,859 shares of common stock, at an exercise price of $27.99, in May 2005 and was granted an option for 2,562 shares of common stock, at an exercise price of $31.23 in November 2005, all under the 1996 Plan.

        Compensation Deductibility.    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") imposes a limit on tax deductions for annual compensation in excess of $1,000,000 paid by a corporation to its chief executive officer and the other four most highly compensated executive officers. This provision excludes certain forms of "performance-based compensation," from the compensation taken into account for purposes of that limit. The Compensation Committee believes that our 2003 Executive Incentive Compensation Plan is "performance-based" within the meaning of that restriction. Nonetheless, the Compensation Committee believes that, although it is desirable for executive compensation to be fully tax deductible whenever in the Committee's judgment that would be consistent with the objectives pursuant to which the particular compensation is paid, we should compensate our executive officers fairly in accordance with our compensation philosophy, regardless of the anticipated tax treatment. The Compensation Committee will from time to time continue to assess the impact of Section 162(m) of the Code on its compensation practices and will determine what further action, if any, may be appropriate in the future.

        Director Compensation.    During 2005, our Non-Employee Directors received an annual retainer of $20,000 plus attendance fees of $3,000 per Board meeting and $1,500 per committee meeting. They were also reimbursed for expenses incurred in attending meetings.

        In addition, during 2005 each non-employee director participated in our stockholder approved Non-Employee Director Stock Option Plan, under which each such director, on May 21 and November 21, each a "Grant Date," was granted a nonstatutory stock option, exercisable within five years from the Grant Date, to purchase shares of our common stock equal to the number of whole shares, rounded up, calculated by dividing a grant value, currently set at $15,000, by the fair market value of our common stock determined the day immediately preceding each such Grant Date.

        The purchase price of stock covered by an option granted pursuant to the Director Plan is 100% of the fair market value of such shares on the day immediately preceding the day the option is granted. Options are not exercisable until they become vested, and full vesting in an optionee will occur six months after each Grant Date. If an optionee ceases to be a director, for whatever reason, no further grants of options are to be made to that optionee. If an optionee ceases to be a director for any reason other than death, any portion of an option that is then vested but has not been exercised may be exercised at any time prior to its scheduled expiration date.

        The Director Plan is administered by the Compensation Committee, with power and authority to construe provisions of the Director Plan, to determine all questions thereunder, to accelerate the vesting or exercise of an option, and to adopt and amend such rules and regulations as it may deem desirable. The Director Plan is intended to comply in all respects with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 and Section 162 (m)(4)(C) of the Internal Revenue Code.

        However, no further options will be issued under the Director Plan.

        Immediately below is a table summarizing 2005 compensation paid to each of the seven non-employee directors, all of whom, except for John C. Bates, were independent directors:

2005 NON-EMPLOYEE DIRECTOR COMPENSATION

					Stock Options
Name	Cash	Board Meeting Fees	Committee Meeting Fees	Total	May 21, 2005 Grant(1)	Nov. 21, 2005 Grant(2)
John C. Bates	$20,000	$21,000	$—	$41,000	536	481
Frank D. Byrne, M.D.	20,000	18,000	4,500	42,500	536	481
Paul B. Edgerley	20,000	21,000	9,000	50,000	536	481
Richard J. Freeland	20,000	24,000	10,500	54,500	536	481
Dr. Jürgen Kolb	20,000	24,000	15,000	59,000	536	481
James C. Marcuccilli	20,000	15,000	6,000	41,000	536	481
Joseph D. Ruffolo	20,000	24,000	19,500	63,500	536	481

(1)
Five year option, six month vesting with an exercise price of $27.99.

(2)
Five year option, six month vesting with an exercise price of $31.23.

        The Company also reimburses directors for travel, lodging and related expenses they incur in attending Board and committee meetings.

        During 2005 and early 2006, the Compensation Committee sought the advice of its independent consultant to consider the amount and mix of the Board's annual compensation elements and to evaluate the competitiveness of that compensation with Steel Dynamics industrial and steel industry peers. The Compensation Committee's consultant, Towers Perrin, conducted its review, which disclosed that the current $20,000 cash retainer paid to non-employee directors was below the 25th percentile among comparable industrial and peer companies, board meeting fees of $3,000 per meeting were above the 75th percentile and committee meeting fees of $1,500 were at the 75th percentile. The review also disclosed that, in contrast to typical industry practice that awards additional committee chair retainers, the non-employee directors of Steel Dynamics in 2005 received no such additional fees.

        With respect to annual recurring compensation paid in stock of one form or another, the value of Steel Dynamics' semi-annual stock options, based upon certain assumptions, amounted to approximately $8,000, whereas the value of equity-based compensation in the reviewed industrial and peer group varied from approximately $38,000 at the 25th percentile of companies to approximately $75,000 at the 75th percentile. Overall, total direct compensation for each non-employee director, currently estimated at approximately $64,000, fell below the $79,000 level for companies at the 25th percentile. Moreover, a significant number of companies make one-time stock grants to non-employee directors elected to the board for the first time, but Steel Dynamics has provided no such awards.

        As a result of this analysis, the Compensation Committee concluded and recommended to the full Board, and the Board approved, a restructuring of the non-employee directors' compensation for 2006, as follows: An increase in the annual cash retainer from $20,000 to $30,000, adding a committee chair retainer of $5,000, leaving the current board meeting and committee meeting fees the same, at $3,000 and $1,500 per meeting, respectively, and replacing the semi-annual stock option grants (thereby discontinuing any further grants under the Non-Employee Director Stock Option Plan) and replacing the option program with an annual grant of 1,000 shares of Steel Dynamics restricted common stock, to be awarded on or about June 1 of each year, vesting one year later.

The Compensation Committee:

Richard J. Freeland, Chair
Joseph D. Ruffolo, Member
Frank D. Byrne, M.D., Member

April 3, 2006

Report of the Audit Committee

        The following is the report of the Audit Committee of the Board of Directors with respect to the Company's audited financial statements for the year ended December 31, 2005, included in the Company's Annual Report on Form 10-K for such year.

        During 2005, the Audit Committee of the Board of Directors was comprised of four directors, all of whom met, and were affirmatively determined by the entire Board to have met, all applicable statutory, SEC rules and Nasdaq standards for "independence" for both Board members and for audit committee members, as well as the independence standards set forth in the Audit Committee Charter. The Audit Committee operates under a written charter adopted by the Board of Directors, which is continuously reviewed by the full Board. A copy of the current Audit Committee Charter is attached to this Proxy Statement as Appendix A and is also accessible on our website at www.steeldynamics.com.

        Members of the Audit Committee during 2005 were Joseph D. Ruffolo, Paul B. Edgerley, Dr. Jürgen Kolb and James C. Marcuccilli. In accordance with the Nasdaq Marketplace Rules and Section 407 of the Sarbanes-Oxley Act of 2002, Steel Dynamics has identified all four members of the Audit Committee as financially literate and as "audit committee financial experts." Messrs. Ruffolo and Edgerley serve as Co-Chairs of the Audit Committee.

        The Audit Committee met and held discussions, including discussions with management and with the independent auditors, a total of eight times during 2005.

        During 2005, the Audit Committee reviewed the quality and integrity of the Company's consolidated financial statements, the effectiveness of its system of internal control over financial reporting, its compliance with legal and regulatory requirements, the qualifications and independence of its independent registered public accounting firm, the performance of its internal audit function as well as its independent registered public accounting firm, and other significant financial matters.

        Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal control. The Company's independent registered public accounting firm audits the annual statements prepared by management, expresses an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America, and discusses with the Audit Committee their independence and any other matters they are required to discuss with the Audit Committee or that they believe should be raised. The Audit Committee oversees these processes, although the Committee and its members must rely on the information provided and on the representations made by management and by the independent registered public accounting firm.

        The Audit Committee is responsible for appointing, setting the compensation and overseeing the work of the Company's independent registered public accounting firm. The Audit Committee has also established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of related concerns.

        During 2005, the Audit Committee discussed the foregoing matters with the Company's independent registered public accounting firm and with appropriate Company financial personnel, and also discussed with the Company's executive management and independent registered public accounting firm the process used for certifications by the Company's Chief Executive Officer and Chief Financial Officer, as required by the SEC and by the provisions of the Sarbanes-Oxley Act of 2002 for certain of the Company's filings with the SEC. The Audit Committee also regularly meets privately with the independent registered public accounting firm.

        The Audit Committee has reviewed and discussed with Ernst & Young LLP, our independent registered accounting firm and auditors, our audited financial statements. The Audit Committee received from and discussed with Ernst & Young LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), relating to Ernst & Young LLP's independence from the Company. The Audit Committee also discussed with Ernst & Young LLP matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) of the Auditing Standards Board of the American Institute of Certified Public Accountants, to the extent applicable. The Audit Committee has also considered whether the independent auditors' provision of non-audit services to the Company is compatible with the auditors' independence, and the Committee has concluded that the independent auditors are in fact independent from the Company and its management.

        The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments, if applicable. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

        The independent registered public accounting firm audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles, and discussed with the Audit Committee any issues they felt should be raised with the Audit Committee.

        The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for their audit. The Audit Committee also met with Ernst & Young LLP, both with and without management present, to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting.

        Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Steel Dynamics, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005.

        The Audit Committee has also approved the engagement of Ernst & Young LLP as our independent registered public accounting firm for 2006, as well as the procedures and processes for pre-approval by the Audit Committee of all audit and non-audit services for 2006, as required by Section 10(A)(i)(1) of the Securities Exchange Act.

The Audit Committee:

Joseph D. Ruffolo, Co-Chair
Paul B. Edgerley, Co-Chair
Dr. Jürgen Kolb, Member
James C. Marcuccilli, Member

April 3, 2006

Stockholder Return Performance Graph

        Set forth below is a line graph comparing the cumulative total stockholder return on our common stock with the cumulative total return of companies on the NASDAQ Stock Market—US Index and the Standard & Poor's Iron and Steel Index for the limited period of November 22, 1996 (the first day of trading on NASDAQ National Market System following our initial public offering of our common stock) and the last trading day prior to December 31, 2005, and assumes the reinvestment of dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
Among Steel Dynamics, Inc., The NASDAQ Stock Market (U.S.) Index
and The S&P Steel Index

*
$100 invested on 12/31/00 in stock or index-including reinvestment of dividends. Fiscal year ended December 31.

Certain Relationships and Related Transactions

        For the years ended December 31, 2005 and 2004, we sold approximately 431,000 tons and 490,000 tons of our steel products to Heidtman Steel Products, Inc., or Heidtman, for $225.2 million and $259.5 million, representing approximately 10% and 12% of our consolidated net sales for each year, respectively. John C. Bates, a member of our Board of Directors, is the President and Chief Executive Officer of Heidtman and is the beneficial owner of approximately 4.2% of our outstanding common stock. We also have a long-term "off-take" agreement with Heidtman that extends through March 2007, under which Heidtman is obligated to buy, and we are obligated to sell to Heidtman, at least 76,000 tons of our hot band products per quarter, or 336,000 tons annually, and at least 15,000 tons of our cold-rolled products per quarter, or 60,000 tons annually. Pricing to Heidtman is determined by either a market or a spot market pricing formula.

        During 2005, we also sold approximately 35 acres of land adjacent to our Flat Roll Division in Butler, Indiana, to Heidtman for $144,000. We utilized the services of an independent appraiser to determine the appropriate value of the transaction.

        We believe that the transactions described are on terms no less favorable to us than could be obtained from unaffiliated third parties.

        We employ Michael S. Busse as an employee in our sales department in Butler, Indiana. We also utilize the services of Transport Dynamics LLC, principally owned by Chris Busse, as an independent contractor, to provide freight hauling services for finished steel products manufactured by the Company. Keith E. Busse, our President and Chief Executive Officer, is the father of Michael S. Busse and Chris Busse. Each of these transactions involve annual payments of less than $150,000 and all are on terms no less favorable to us than could be obtained from unaffiliated third parties.

Other Matters

        We do not intend to bring any other matters before the Annual Meeting, nor are we aware of any other matters that are to be properly presented to the Annual Meeting by others. In the event that other matters do properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the Proxy to vote such Proxy in accordance with their best judgment on such matters.

                      By Order of the Board of Directors

                      Keith E. Busse
                      President and Chief Executive Officer

Fort Wayne, Indiana
April 10, 2006

APPENDIX A

AUDIT COMMITTEE CHARTER
(Revised April 2006)

        The Board of Directors (the "Board") of Steel Dynamics, Inc. (the "Company") has invested the Board's Audit Committee with certain direct authority and with the authority to assist the Board in fulfilling certain of its financial oversight responsibilities. While the function of the Audit Committee is oversight, the Company's management is responsible for the preparation, presentation and integrity of the Company's financial reports to the public, its overall financial reporting process and the system of internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

        This Audit Committee Charter sets forth the purposes of the Audit Committee, the Audit Committee's authority, and the governing principles by which it is to conduct its activities.

I.     Audit Committee General Oversight Functions.

        The Audit Committee is appointed by the Board to assist the Board in monitoring, reviewing and discharging its oversight functions with respect to:

        A.    The adequacy, quality and integrity of the Company's financial statements and related disclosures;

        B.    The independent registered public accounting firm's qualifications and independence;

        C.    The performance of the Company's independent registered public accounting firm and the Company's internal audit function;

        D.    The soundness and performance of the Company's internal control and financial reporting process;

        E.    The integrity of the Company's public securities filings and capital market transactions;

        F.     The Company's risk management process and system.

        G.    The Company's compliance with legal and regulatory requirements and the design, implementation and adequacy of a legal compliance program; and

        H.    Management's adherence to and implementation of the Company's system of financial and disclosure controls.

II.    Summary of Audit Committee Direct Functions.

        In addition to its regular oversight functions, the Audit Committee shall be directly responsible for:

        A.    The appointment, retention, compensation and oversight of the Company's independent registered public accounting firm (including resolution of any disagreements between management and the independent registered public accounting firm regarding financial reporting). The independent registered public accounting firm shall report directly to the Audit Committee;

        B.    The establishment of procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting control or auditing matters, including procedures for the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

        C.    The preparation of the Audit Committee Report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement.

        In fulfilling its responsibilities hereunder, the Board recognizes that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards; and each member of the Audit Committee shall be entitled to rely on (1) the integrity of those professional persons and organization, both within and outside the Company, from whom or from which it receives information and (2) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations, absent actual knowledge to the contrary.

III.  Audit Committee Composition.

        A.    The Board shall appoint the members of the Audit Committee, on the recommendation of the Corporate Governance and Nominating Committee. Members shall serve a one year term, or until their successors have been appointed by the Board.

        B.    The Audit Committee shall consist of not less than three (3) nor more than five (5) persons, all of whom shall be required to have met the following standards of "independence":

          (1)   All applicable criteria defining "independence" that may be prescribed from time to time under Nasdaq Marketplace Rule 4200(a)(15) or its equivalent;

          (2)   Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or its equivalent;

          (3)   The definition of a "non-employee director" within the meaning of Rule 16b-3 promulgated by the SEC under the Exchange Act, as such requirements may be amended from time to time;

          (4)   The definition of an "outside director" within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended;

          (5)   The person is not and has not been during the three prior years an officer or employee of the Company or any of its subsidiaries, or, other than in his or her capacity as a Board or Board committee member, an affiliate of the Company or any of its subsidiaries; and

          (6)   The person has no relationship with the Company nor with any of its subsidiaries or with management (either directly or as a partner, stockholder or officer of an entity that has such a relationship) which, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and of an Audit Committee member.

          In addition, a director shall be presumptively considered not independent if

    •
    the director or a family member received payments from Steel Dynamics or any of its subsidiaries in excess of $60,000 during any period of twelve consecutive months within the preceding three years (other than for Board or Committee service, from investments in the Company's securities or from any Company retirement plan);

    •
    the director is a family member of a person who is, or at any time during the three prior years was employed as an executive officer by Steel Dynamics or any of its subsidiaries;

    •
    the director is, or has a family member who is a partner in, an executive officer or controlling stockholder of any entity to which Steel Dynamics made, or from which Steel Dynamics received payments for property or services in the current or prior three years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more (other than, with other minor exceptions, payments arising solely from investments in the company's securities);

    •
    the director is, or has a family member who is employed as an executive officer of another entity where at any time within the prior three years any of Steel Dynamics' executive officers served on the compensation committee of the other entity; or

    •
    the director is, or has a family member who is a current partner of Steel Dynamics outside auditors, or was a partner or employee of that outside auditor who worked on the Company's audit at any time during the prior three years.

          The Board shall make an affirmative "independence" determination at least annually for each director and each director nominee, as well as for each Audit Committee member, using any additional "independence" criteria set forth in Rule 4350(d) of Nasdaq's Marketplace Rules.

        C.    Committee members must be determined by the Board to be financially literate, as required by applicable Nasdaq or SEC standards, must possess a basic understanding of finance and accounting, and must be able to read and understand financial statements. The Board shall designate at least one member of the Audit Committee but may also determine that additional or all members of the Audit Committee qualify as an "audit committee financial expert," as defined by applicable SEC and Nasdaq rules. The Audit Committee shall appoint a Chairperson and may appoint a Co-Chairperson.

        D.    Audit Committee members shall not simultaneously serve on the audit committees of more than one other public company.

        E.    Members of the Audit Committee shall not receive any consulting, advisory or other compensatory fee from the Company or any subsidiary, other than in the member's capacity as a member of the Board or any Board committee.

IV.    Audit Committee Meetings.

        A.    The Audit Committee shall meet as often as it determines to be necessary and appropriate, but not less frequently than quarterly.

        B.    The Audit Committee shall periodically meet with management and shall periodically (but not less than quarterly) meet with internal audit personnel and with the Company's independent registered public accounting firm in executive session, and may from time to time request any officer or employee of the Company or the Company's outside counsel, other advisors or the independent registered public accounting firm to attend a meeting of the Audit Committee or to meet with any members of or consultants to the Audit Committee.

        C.    Members of the Audit Committee should attend meetings in person, if at all possible, but may also participate in any meeting by means of a conference call or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

        D.    The presence of a majority of Committee members shall constitute a quorum.

V.     Audit Committee Authority and Responsibilities.

        A.    Audit Committee Authority.

          (1)   In general, the Audit Committee shall have sole authority and responsibility for the appointment, retention, termination, evaluation, compensation and oversight of the independent registered public accounting firm. The Audit Committee shall make an annual determination whether to retain and, where appropriate, replace the independent registered public accounting firm.

          (2)   The independent registered public accounting firm shall report directly to the Audit Committee.

          (3)   The Audit Committee shall be responsible for the establishment and approval of all audit engagement fees. compensation and terms, and shall pre-approve all auditing services or the method of determining additional auditing services fees not covered by the original terms of engagement, as well as all permitted non-audit services, including the fees and terms thereof, to be performed for the Company by the independent registered public accounting firm (subject only to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act), which are approved by the Audit Committee prior to the completion of the audit.

          (4)   The Audit Committee may from time to time delegate certain authority to individual Audit Committee members when appropriate, which may include the Chairperson or Co-Chairperson of the Audit Committee, including the authority to grant pre-approvals of audit and permitted non-audit services, provided decisions of such delegee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting and shall be noted in the minutes of the Audit Committee.

          (5)   Consider and approve management's proposed appointment, termination or transfer of the head of the Company's internal audit function, and conduct an annual performance appraisal and the compensation of that person.

          (6)   The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors to assist the Audit Committee in the discharge of its responsibilities.

          (7)   The Audit Committee will promote open and timely communications between the Audit Committee and the independent registered public accounting firm, and the Audit Committee shall attempt to resolve any disagreements between management and the independent registered public accounting firm.

          (8)   The Board shall provide the Audit Committee with appropriate funding, as determined or requested by the Audit Committee from time to time, for payment of compensation to any persons employed by or rendering services to the Audit Committee or to the Board.

          (9)   The Audit Committee shall make regular reports to the Board, which shall include an annual review of the Audit Committee's own performance.

          (10) The Audit Committee shall review and reassess the adequacy of this Audit Committee Charter annually and recommend any proposed changes to the Board for approval.

        B.    Audit Committee Responsibilities. The Audit Committee shall have the following duties and responsibilities, it being understood that this itemization is only by way of illustration and not by way of limitation:

          (1)   Financial Statement and Disclosure Matters.

            (a)   Review and discuss with management and the independent registered public accounting firm the annual audited financial statements, including disclosures made in Management's Discussion and Analysis, and recommend to the Board whether the audited financial statements as presented are acceptable for inclusion in the Company's Form 10-K.

            (b)   Review and discuss with management and the independent registered public accounting firm the Company's quarterly financial statements, including disclosures made in Management's Discussion and Analysis, as well as any matters the independent registered public accounting firm determines are required to be discussed by Statement on Auditing Standards No. 71, prior to the filing of its Form 10-Q, including the results of the independent registered public accounting firm's review of the quarterly financial statements.

            (c)   Discuss with management and the independent registered public accounting firm significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including (i) any significant changes in the Company's selection or application of accounting principles, (ii) any major issues as to the adequacy of the Company's internal control over financial reporting, (iii) management's assessment of the effectiveness of internal control over financial reporting as of the most recent fiscal year, (iv) the independent registered public accounting firm's report on management's assessment, and (v) any special steps required or adopted in light of any significant deficiencies or material weaknesses in the design or operation of the Company's internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to timely record, process, summarize and report financial information.

            (d)   Review and discuss quarterly reports from the independent registered public accounting firm concerning:

              (i)    All critical accounting policies and practices.

              (ii)   Any alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm.

              (iii)  Other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences.

            (e)   Discuss with management, prior to public release, the Company's earnings press releases, including the type of information and its presentation to be discussed therein, and any use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

            (f)    Discuss with management and the independent registered public accounting firm the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

            (g)   Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

            (h)   Discuss with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, including significant accounting policies and management judgments and estimates, relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

            (i)    Review disclosures made to the Audit Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud or possible fraud involving management or other employees who have a significant role in the Company's internal controls.

          (2)   Oversight of the Company's Internal Audit Function.

            (a)   Annually review the internal audit function's audit plan and objectives, resources, qualifications, independence and reporting relationships.

            (b)   Review the internal audit function's activities on a quarterly basis, including any plan changes, objective changes and resource updates.

            (c)   Review any significant reports to management prepared by the internal audit function, together with management's responses and any procedures for implementing accepted recommendations made by the independent registered public accounting firm.

            (d)   Discuss with the independent registered public accounting firm and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

          (3)   Oversight of the Company's Relationship with the Independent Registered Public Accounting Firm.

            (a)   Ensure that the independent registered public accounting firm submits annually a formal written statement including the written disclosures required by Independence Standards Board Standard No. 1 delineating all relationships between the independent registered public accounting firm and the Company, including whether any of the Company's senior finance personnel were recently employed by the independent registered public accounting firm.

            (b)   Review and evaluate the lead partner of the independent registered public accounting firm's team.

            (c)   Obtain and review a report from the independent registered public accounting firm at least annually regarding

              (i)    The independent registered public accounting firm's internal quality-control procedures,

              (ii)   Any material issues raised by the most recent internal quality-control review, or peer review, of the firm, including those reviews performed by the Public Company Accounting Oversight Board, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm,

              (iii)  Any steps taken to deal with any such issues, and

              (iv)  All relationships between the independent registered public accounting firm and the Company.

            (d)   Evaluate the qualifications, performance and independence of the independent registered public accounting firm, including consideration of whether the auditors' quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditors' independence, taking into account the opinions of management and the Company's internal auditors. The Audit Committee shall present its conclusions periodically to the Board with respect to the independence of the auditors.

            (e)   Ensure the rotation of the audit partners as required by law, and consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent registered public accounting firm on a regular basis.

            (f)    Recommend to the Board policies for the Company's hiring of employees or former employees of the independent registered public accounting firm who participated in any capacity in the Company's audit.

            (g)   Discuss with the national office of the independent registered public accounting firm issues on which they were consulted by the Company's audit team and on any other matters concerning audit quality and consistency that the Audit Committee deems appropriate.

            (h)   Meet with the independent registered public accounting firm prior to the audit to discuss the planning and staffing of the audit.

          (4)   Compliance Oversight.

            (a)   Obtain from the independent registered public accounting firm assurances that they are not aware of any facts indicating that an illegal act or other circumstance covered by Section 10A(b) of the Exchange Act has or may have occurred.

            (b)   Obtain reports or assurances from management, the Company's senior internal audit executive and the independent registered public accounting firm that the Company and its subsidiaries and any foreign affiliated entities are in conformity with applicable legal requirements.

            (c)   Review the scope and status of the Company's Code of Ethics and Code of Conduct and consider any necessary changes thereto, and develop, implement, supervise and monitor a comprehensive legal Compliance Program with the objective of promoting integrity, ethical conduct and adherence to law in all aspects of the Company's operations.

            (d)   Review reports and disclosures of insider and affiliated party transactions.

            (e)   Review and monitor a securities law insider trading policy, and implement a company-wide disclosure process to ensure that material Company information is timely, effectively and properly discovered and disseminated as required by law.

            (f)    Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and codes of ethics.

            (g)   Establish and monitor procedures for the receipt, retention and treatment of complaints received by the Company regarding possible accounting, internal accounting control or auditing matters, and review the treatment or disposition of any such complaints.

            (h)   Establish and monitor procedures for the confidential, anonymous submission by employees of concerns regarding questionable business, financial, accounting or auditing matters, and review the treatment or disposition of any such reports or concerns.

            (i)    Discuss with management and the independent registered public accounting firm any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

            (j)    Discuss with the Company's legal counsel any matters that may have a material impact on the financial statements or the Company's compliance policies.

          (5)   Generally:

            (a)   Review policies with respect to risk assessment and risk management, and discuss significant financial risk exposures and steps management has taken to monitor and control such exposure.

            (b)   Conduct any investigations appropriate to fulfilling its responsibilities.

            (c)   Annually evaluate the Audit Committee's own performance and the adequacy of this Charter.

STEEL DYNAMICS, INC.

2006 EQUITY INCENTIVE PLAN

1.     Purpose of the Plan and Available Awards.

        1.1    Purpose.    The Steel Dynamics, Inc. 2006 Equity Incentive Plan (the "Plan") will replace the Steel Dynamics, Inc. Amended and Restated 1996 Incentive Stock Option Plan (the "1996 Plan") and the Steel Dynamics, Inc. Non-Employee Director Stock Option Plan (the "Director Plan"), both of which were previously approved by Steel Dynamics' stockholders. The purpose of the Plan, which will become effective upon approval by our stockholders (the "Effective Date"), as contemplated by Section 1.2, is to establish incentives designed to motivate Plan Participants, as defined in Section 2.38, to put forth maximum effort toward the success and growth of our company and to attract and retain qualified persons who by their experience, skill and diligence are able to make important contributions to our success. To accomplish these objectives, the Plan provides for awards of equity based incentives through the grant of Options, Restricted Stock Awards, Unrestricted Stock Awards, Stock Appreciation Rights and Performance Awards to Eligible Employees and the grant of Nonstatutory Stock Options, Restricted Stock Awards, Stock Appreciation Rights and Performance Awards to Eligible Directors, all subject to the conditions described in the Plan.

        1.2    Establishment.    The Effective Date of the Plan is the later to occur of May 18, 2006 or the date on which the holders of a majority of the outstanding shares of the Company's common stock present, or represented, and entitled to vote at the Steel Dynamics 2006 Annual Meeting of Shareholders approve the Plan, which approval must occur within twelve months after May 18, 2006. No Awards under the Plan may be granted prior to the date of stockholder approval.

        1.3    Prior Plans.    A total of 758,903 shares under the 1996 Plan, and 14,540 shares under the Director Plan, remain available for issuance of options, but these shares will be withdrawn and de-authorized upon approval of this Plan by our stockholders, and no further options will be authorized or issued under either the 1996 Plan or the Director Plan. The Prior Plans will continue in effect, however, until all matters relating to the exercise of existing options and the administration of the Prior Plans have been settled.

2.     Definitions.

        2.1   "409A Award" means an Award that is considered "nonqualified deferred compensation" within the meaning of Section 409A of the Code and Section 8 of this Plan.

        2.2   "Administrator" means the Board or the Committee appointed by the Board in accordance with Section 3.5.

        2.3   "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        2.4   "Award" means any right granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, an Unrestricted Stock Award, a Performance Award, a Stock Appreciation Right and a 409A Award.

        2.5   "Award Agreement" means a written agreement between the Company and a holder of an Award, evidencing the terms and conditions of an individual Award grant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

        2.6   "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.

        2.7   "Board" means the Board of Directors of the Company. v

        2.8   "Business Combination" has the meaning set forth in Section 2.11(e).

        2.9   "Cashless Exercise" has the meaning set forth in Section 6.3.

        2.10    "Cause" means if the Participant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition therein contained, or, if no such agreement exists, it shall mean (a) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate, (b) conduct tending to bring the Company into substantial public disgrace, or disrepute, or (c) gross negligence or willful misconduct with respect to the Company or an Affiliate. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

        2.11    "Change in Control" shall mean:

          (a)   The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);

          (b)   The Incumbent Directors cease for any reason to constitute at least a majority of the Board;

          (c)   The adoption of a plan relating to the liquidation or dissolution of the Company; or

          (d)   Any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); or

          (e)   The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (1) 50% or more of the total voting power of (i) the Surviving Corporation, or (ii) if applicable, the ultimate Parent Corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation, is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (3) at least a majority of the members of the board of directors of the Parent Corporation (or if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (1), (2) and (3) above shall be deemed to be a "Non-Qualifying Transaction").

        2.12    "Code" means the Internal Revenue Code of 1986, as amended.

        2.13    "Committee" means a committee of the Board appointed by the Board to administer the Plan in accordance with Section 3.5.

        2.14    "Common Stock" means the common stock of the Company.

        2.15    "Company" means Steel Dynamics, Inc., an Indiana corporation.

        2.16    "Company Voting Securities" has the meaning set forth in Section 2.11(d).

        2.17    "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Eligible Employee or an Eligible Director is not interrupted or terminated. The Administrator or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any approved leave of absence.

        2.18    "Covered Employee" means the chief executive officer and the four (4) or more other highest compensated or other officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act.

        2.19    "Date of Grant" means the date on which an Award is made, if made automatically under one or more Plan provisions, or the date on which the Administrator adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award and from which the Participant begins to benefit from or be adversely affected by subsequent changes in the Fair Market Value of the Company Common Stock or, if a different date is set forth in such resolution, or determined by the Administrator, as the Date of Grant, then such date as is set forth in such resolution.

        2.20    "Director" means a member of the Board of Directors of the Company.

        2.21    "Disability" means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.4 hereof, the term Disability shall have the meaning ascribed to it under Code Section 22(e)(3). The determination of whether an individual has a Disability shall be determined under procedures established by the Administrator. Except in situations where the Administrator is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.4 hereof within the meaning of Code Section 22(e)(3), the Administrator may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

        2.22    "Eligible Director" means any member of the Board who is not an Eligible Employee.

        2.23    "Eligible Employee" means any person employed by the Company or an Affiliate, including any business, corporation or other entity acquired by the Company or an Affiliate if and to the extent specifically approved by the Committee; provided, however, that an "Eligible Employee" shall not include, unless specifically approved by the Committee, any person employed by the Company or any Affiliate whose terms and conditions of employment are established by or subject to the terms of a collective bargaining agreement.

        2.24    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        2.25    "Fair Market Value" means, as of any date, the value of the Common Stock determined in good faith by the Administrator. The "Fair Market Value" of any share of Common Stock of the Company at any date shall be (a) if the Common Stock is traded on the Nasdaq National Market or is listed on any established stock exchange or exchanges, the last reported sale price per share on such date on the Nasdaq National Market or the principal exchange on which it is traded, or if no sale was made on such date on such principal exchange, at the closing reported bid price on such date on such exchange, or (b) if the Common Stock is not then listed on an exchange or quoted on Nasdaq, an amount determined in good faith by the Administrator.

        2.26    "Free Standing Rights" has the meaning set forth in Section 7.5(a).

        2.27    "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        2.28    "Incumbent Directors" means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director.

        2.29    "Net Exercise" has the meaning set forth in Section 6.6(b)(ii).

        2.30    "Non-Employee Director" means a Director who is a "non-employee director" within the meaning of Rule 16b-3.

        2.31    "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

        2.32    "Non-Qualifying Transaction" has the meaning set forth in Section 2.11(e).

        2.33    "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        2.34    "Option" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

        2.35    "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan and need not be identical.

        2.36    "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

        2.37    "Outside Director" means a Director who is an "outside director" within the meaning of Section 162(m) of the Code and Treasury Regulations § 1.162-27(e)(3).

        2.38    "Participant" means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award, and includes an Eligible Employee or an Eligible Director.

        2.39    "Performance Award" means Awards granted pursuant to Section 7.3.

        2.40    "Plan" means this Steel Dynamics, Inc. 2006 Equity Incentive Plan.

        2.41    "Prior Outstanding Options" means an option or other award that was granted under the Prior Plans and continues to be outstanding as of the Effective Date. The number of Prior Outstanding Options as of the Effective Date of this Plan is approximately 970,000 shares.

        2.42    "Prior Plans" means the Steel Dynamics Inc. 1996 Plan and the Steel Dynamics Director Plan.

        2.43    "Related Rights" has the meaning set forth in Section 7.5(a).

        2.44    "Restricted Period" has the meaning set forth in Sections 7.1(a) or 7.1(b).

        2.45    "Restricted Stock Award" means any Award granted pursuant to Section 7.1.

        2.46    "Right of Repurchase" means the Company's option to repurchase Common Stock acquired under the Plan upon the Participant's termination of Continuous Service pursuant to Section 7.4.

        2.47    "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

        2.48    "SAR Amount" has the meaning set forth in Section 7.5.

        2.49    "SAR Exercise Price" has the meaning set forth in Section 7.5(b).

        2.50    "SEC" means the Securities and Exchange Commission.

        2.51    "Securities Act" means the Securities Act of 1933, as amended.

        2.52    "Stock Appreciation Right" means the right pursuant to an award granted under Section 7.5 to receive an amount equal to the excess, if any, of (A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of stock covered by such right or such portion thereof, over (B) the aggregate SAR Exercise Price of such right or such portion thereof.

        2.53    "Surviving Entity" means the Company if immediately following any merger, consolidation or similar transaction, the holders of outstanding voting securities or securities or rights convertible into voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the entity existing following the merger, consolidation or similar transaction. In all other cases, the other entity to the transaction and not the Company shall be the Surviving Entity.

        2.54    "Ten Percent Stockholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

        2.55    "Unrestricted Stock" means any Award of Common Stock granted pursuant to Section 7.2 that is not subject to restrictions on transfer or a risk of forfeiture.

        2.56    "Unrestricted Stock Award" means any Award granted pursuant to Section 7.2.

3.     Administration.

        3.1   Administration by Board.    The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in Section 3.5.

        3.2    Powers of Administrator.    The Administrator shall have the power and authority to select and grant Awards to Participants, pursuant to the terms of the Plan.

        3.3    Specific Powers.    In particular, subject to the limitations and other provisions set forth in this Plan, the Administrator shall have the authority: (a) to construe and interpret the Plan and apply its provisions; (b) to promulgate, amend and rescind rules and regulations relating to the administration of the Plan; (c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (d) to delegate its authority to one or more Officers of the Company with respect to awards that do not involve Covered Employees or "insiders" within the meaning of Section 16 of the Exchange Act; (e) to determine when Awards are to be granted under the Plan; (f) from time to time to select those Participants to whom Awards shall be granted and to determine the number of shares of Common Stock to be made subject to each Award; (g) to prescribe the manner by which an Award shall be evidenced, either in paper or electronic form or by book entry, as well as the form of all Award Agreements and Option Agreements hereunder; (h) to determine whether each Option is to be an Incentive Stock Option or a Nonstatutory Stock Option; (i) to prescribe the terms and conditions of each Award, including, without limitation, the purchase price or exercise price and medium of payment, vesting provisions and Right of Repurchase provisions, and to specify the provisions of the Award Agreement relating to such grant or sale; (j) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, the term of any Award, the purchase price or exercise price, as the case may be, subject to applicable legal restrictions; provided, however, that the Administrator may not, without the approval of the stockholders of the Company, (A) reprice or otherwise reduce the exercise price of unexercised Options, or (B) cancel previously granted Options and issue new Options to the same Optionholder at a lower exercise price. In addition, if any such amendment impairs a Participant's rights or increases a Participant's obligations under his or her Award, such amendment shall also be subject to the Participant's consent (provided, however, a cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options, the difference between the Fair Market Value of the Common Stock underlying the Options and the exercise price, shall not constitute an impairment of the Participant's rights that requires consent); (k) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their Continuous Service for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company's employment policies; (l) to make decisions with respect to outstanding Options that may become necessary upon a Change in Control or an event that triggers anti-dilution adjustments; and (m) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan.

        3.4    Decisions Final.    All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

        3.5    The Committee.

          (a)    General.    The Board may delegate administration of the Plan to a Committee or Committees of three (3) or more members of the Board, including the Compensation Committee, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated and which meets the composition requirements of Section 3.5(b). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and to serve at the pleasure of the Board. From time to time, the Board may increase the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable. In the absence of any specific delegation of authority to the contrary, the Committee shall be the Compensation Committee.

          (b)    Committee Composition.    The Committee shall consist solely of three or more Non-Employee Directors who are also Outside Directors. All such directors shall also meet all standards for "independence" as that term is defined under applicable securities laws, Securities and Exchange Commission rules and listing standards as they may exist from time to time. Within the scope of such authority, the Administrator may (i) delegate to a committee of two or more members of the Board who are not Outside Directors the authority to grant Awards to eligible persons who are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (ii) delegate to a committee of two or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. In addition, the Administrator may delegate its authority within specified parameters to one or more Officers of the Company with respect to awards that do not involve Covered Employees or "insiders" within the meaning of Section 16 of the Exchange Act;

        3.6    Indemnification.    In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Administrator and each of the Administrator's consultants shall be indemnified by the Company against the reasonable expenses, including attorney's fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator or any of its consultants may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted under the Plan, and against all amounts paid by the Administrator or any of its consultants in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Administrator or any of its consultants in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator or any of its consultants did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Administrator or any of its consultants shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

        4.    Eligibility for Specific Awards.    Awards under the Plan may be granted to any Participant who is designated by the Administrator to receive an Award.

        5.    Shares Subject to Awards.    The stock available for grant of Options and all other Awards under the Plan shall be shares of the Company's authorized but unissued or reacquired Common Stock. The aggregate number of shares which may be issued pursuant to the exercise of Awards granted under the Plan, including Incentive Stock Options, is four million (4,000,000) shares of Common Stock, subject to adjustment as provided in Section 6.15. Any shares issued by the Company through the assumption or substitution of outstanding Awards from an acquired company, however, shall not reduce the shares available for Awards under this Plan. Awards for fractional shares of Common Stock may not be issued under the terms of the Plan.

        5.1    Individual Share Limitation.    The maximum number of shares with respect to which Awards, including Options, may be granted to any Eligible Employee in any one fiscal year shall be 50,000 shares.

        5.2    Reversion of Shares to Share Reserve.    If any Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full or being fully vested, the shares of Common Stock not acquired under such Award shall revert to and again become available for issuance under the Plan. If shares of Common Stock issued under the Plan are reacquired by the Company pursuant to the terms of any forfeiture provision, including the Right of Repurchase of unvested Common Stock under Section 7.4, except for shares acquired pursuant to a Net Exercise transaction, such shares shall again be available for purposes of the Plan.

        6.    OPTIONS:    Terms and Conditions.    Options granted under the Plan shall be evidenced by Option Agreements (which need not be identical) in such form and containing such provisions which are consistent with the Plan as the Administrator shall from time to time approve. Each agreement shall specify whether the Option granted thereby is an Incentive Stock Option or a Nonstatutory Stock Option. Options granted to an Eligible Director, however, may only be Nonstatutory Stock Options. Such agreements may incorporate all or any of the terms hereof by reference and shall comply with and be subject to the following terms and conditions:

        6.1    Number of Shares Subject to Option.    Each Option Agreement shall specify the number of shares subject to the Option.

        6.2    Option Price.    The purchase price for the shares subject to any Option shall not be less than 100% of the Fair Market Value of the shares of Common Stock of the Company based on the last sale price per share on the market day immediately preceding the Date of Grant.

        6.3    Ten Percent Stockholders.    A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock of the Company based on the last sale price per share on the market day immediately preceding the Date of Grant, and the Option is not exercisable after the expiration of five years from the Date of Grant.

        6.4    Regular Semi-Annual Option Grants.    The Company wishes to continue its unique semi-annual broad-based option program for all Eligible Employees, which has been in effect since 1996. Pursuant to this program, all Eligible Employees of the Company and its Affiliates, including employees who may also be directors, are provided an opportunity to acquire an ownership interest in their Company through regular semi-annual option grants, thereby more fully identifying his or her welfare and well-being with that of the Company.

          6.4(a)    Grant Dates.    Grants of Options in connection with this program shall occur twice annually, at such time as the Committee may prescribe from time to time or, in lieu of any contrary direction, on November 21 for the full six (6) month employment period May 21 through November 20, and on May 21 for the full six (6) month employment period November 21 through May 20 (each a "Grant Date").

          6.4(b)    Grant Amounts.    Options on each Grant Date shall be provided to each Eligible Employee hereunder in the following position categories and in the following amounts, subject to adjustment by the Committee from time to time as to both category and amount, based upon the Fair Market Value of the Company's Common Stock for that particular Grant Date, determined in the manner prescribed by Section 2.25:

Position	Grants Per Year	Semi-Annual Grant Value
President	2	$80,000.00
Vice-President	2	60,000.00
General Managers	2	45,000.00
Manager	2	30,000.00
Supervisors/Professionals
Level 4	2	22,500.00
Level 3	2	15,000.00
Level 2	2	12,500.00
Level 1	2	10,000.00
Other team members	2	2,500.00

          6.4(c)    Term of Option: Vesting.    The time within which Options granted under this program shall be exercisable shall be not earlier than six (6) months nor later than five (5) years from each applicable Grant Date, subject to the provisions of Section 6.7.

          6.4(d)    Type of Option.    Each Option granted pursuant to this program shall be designated in the Option Agreement as an Incentive Stock Option or, if required in order to take into account the limitations described in Section 6.10 or elsewhere regarding Incentive Stock Options, a Nonstatutory Stock Option.

        6.5    Other Option Grants.    The Administrator may from time to time grant such other Options hereunder, either Incentive Stock Options or Nonstatutory Stock Options, as it may deem advisable.

        6.6    Medium and Time of Payment.    The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Administrator and upon such terms as the Administrator shall approve, the exercise price may be paid: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the exercise price (or portion thereof) due for the number of shares being acquired, (ii) by the withholding of whole shares of Common Stock which would otherwise be delivered, having an aggregate Fair Market Value on the date of delivery equal to the exercise price ("Net Exercise"), (iii) during any period for which the Common Stock is publicly traded, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise (a "Cashless Exercise"); (iv) by a combination of any of such methods, or (v) in such other manner as the Administrator, in its discretion, either at the time of grant or thereafter, may provide. The Administrator may also, in its discretion, require as a condition of exercise that the optionee pay to the Company federal, state or local withholding or employment tax required by law, which payment may be made by any of the foregoing methods.

        Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded, a Cashless Exercise or a Net Exercise or other transaction by a Director or executive officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, or an Affiliate in violation of section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Exchange Act) shall be prohibited with respect to any Award under this Plan. Unless otherwise provided in the terms of an Option Agreement, payment of the exercise price by a Participant who is an officer, director or other "insider" subject to Section 16(b) of the Exchange Act through a Net Exercise transaction is subject to pre-approval by the Administrator, in its sole discretion, which pre-approval shall be documented in a manner that complies with the specificity requirements of Rule 16b-3, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Options involved in the transaction.

        6.7    Term of Option.    No Option granted to an Eligible Employee or an Eligible Director shall be exercisable after the expiration of the earliest of (a) five years after the date the Option is granted, (b) ninety days after the date the Optionholder's Continuous Service with the Company and its Affiliates terminates if such termination is for any reason other than Disability, death, or Cause, (c) the date the Optionholder's Continuous Service with the Company and its Affiliates terminates if such termination is for Cause, as determined by the Board or by the Committee in its sole discretion, or (d) the earlier of one hundred eighty days after the date the Optionholder's Continuous Service with the Company and its Affiliates terminates, if such termination is a result of death or Disability, or death results within not more than ninety days of the date on which the Optionholder's Continuous Service terminates, or the expiration of the stated term of the Option; provided, however, that the Option Agreement for any Option may provide for shorter periods in each of the foregoing instances.

        6.8    Exercise of Option.    No Option shall be exercisable during the lifetime of an Optionholder by any person other than the Optionholder. The Administrator shall have the power to set the time or times within which each Option shall be exercisable and to accelerate the time or times of exercise. Any Option or unexercised portion thereof granted to the Optionholder, to the extent exercisable by him or her on the date of death, may be exercised by the Optionholder's designated beneficiary, personal representatives, heirs, or legatees, subject to the provisions of Section 6.4 hereof.

        To the extent that an Optionholder has the right to exercise an Option and purchase shares pursuant thereto, the Option may be exercised from time to time by written notice to the Company, stating the number of shares being purchased and accompanied by payment in full, in any ways permitted hereunder, of the purchase price for such shares.

        6.9    No Transfer of Option.    No Option shall be transferable by an Optionholder otherwise than by will or the laws of descent and distribution or pursuant to the provisions of a Qualified Domestic Relations Order. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option. No right or interest of an Eligible Employee in any Option may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Eligible Employee to any other party other than the Company or an Affiliate.

        6.10    Limit on Incentive Stock Options.    To the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionholder during any calendar year (under all Incentive Stock Option plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be designated or otherwise treated as Nonstatutory Stock Options.

        6.11    Restriction on Issuance of Shares.    The issuance of Options and shares shall be subject to compliance with all of the applicable requirements of law with respect to the issuance and sale of securities.

        6.12    Investment Representation.    Any Optionholder may be required, as a condition of issuance of shares covered by his or her Option, to represent that the shares to be acquired pursuant to exercise of the Option will be acquired for investment and without a view to distribution thereof, and in such case, the Company may place a legend on the certificate evidencing the shares reflecting the fact that they were acquired for investment and cannot be sold or transferred unless registered under the Securities Act of 1933, as amended, or unless counsel for the Company is satisfied that the circumstances of the proposed transfer do not require such registration.

        6.13    Rights as a Stockholder or Employee.    An Optionholder or transferee of an Option shall have no rights as a stockholder of the Company with respect to any shares covered by any Option until the date of issuance of a share certificate for such shares, or the shares have been duly transferred electronically. No adjustment shall be made for dividends (ordinary or extraordinary, whether cash, securities, or other property), distributions or other rights for which the record date is prior to the date such share certificate is issued or electronic transfer recorded, except as provided in Section 6.13. Nothing in the Plan or in any Option Agreement shall confer upon any Employee any right to continue in the employ of the Company or any of its Affiliates or interfere in any way with any right of the Company or any Affiliate to terminate the Optionholder's Continuous Service at any time.

        6.14    No Fractional Shares.    In no event shall the Company be required to issue fractional shares upon the exercise of an Option.

        6.15    Recapitalization or Reorganization of Company.    Except as otherwise provided herein, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Plan and to the Option rights granted under the Plan, and the exercise price of such Option rights, in the event of a stock dividend (but only on Common Stock), stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, separation, or like change in the capital structure of the Company.

        6.16    Additional Requirements Under Section 409A.    Each Option Agreement shall include or be deemed to include a provision whereby, notwithstanding any provision of the Plan or the Option Agreement to the contrary, the Option shall satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code, if any, in accordance with Section 8 hereof, in the event any Option under this Plan is granted with an exercise price less than Fair Market Value of the Common Stock subject to the Option on the date the Option is granted (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value, or is materially modified at a time when the Fair Market Value exceeds the exercise price), or is otherwise determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code.

        6.17    Other Provisions.    Each Option may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Administrator. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code and Section 8 of the Plan.

7.     Provisions of Awards Other than Options.

        7.1    RESTRICTED STOCK Awards.    The Administrator may from time to time award as compensation or otherwise (or sell at a purchase price determined by the Administrator) restricted Common Stock under the Plan to eligible Participants. Restricted Stock Awards may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the "Restricted Period") as the Administrator shall determine. Each Restricted Stock Award shall be in such form and shall contain such terms, conditions and Restricted Periods, whether time based, performance based or both, as the Administrator shall deem appropriate, including the treatment of dividends or dividend equivalents, as the case may be. The Administrator in its discretion may provide for an acceleration of the end of the Restricted Period in the terms of any Restricted Stock Award, at any time, including in the event a Change in Control occurs.

          7.1(a)    Regular Annual Awards to Eligible Directors.    Subject to such further modification with respect to the amount, terms, frequency or composition of the Award as the Committee may elect to make from time to time, including the discontinuance or replacement thereof, each Eligible Director as of the June 1 following the Company's Annual Meeting of Stockholders shall be granted a Restricted Stock Award of one thousand (1,000) shares of the Company's Common Stock, subject to a time-based Restricted Period of one (1) year from the date of the Award. The certificates representing the shares of Restricted Stock so awarded, or the electronic book entries evidencing such Award, shall carry such legend on the face thereof or in electronic form as the Committee may prescribe in order to comply with applicable securities laws. Following the termination of the Restricted Period, the shares so awarded shall no longer be deemed Restricted Stock but shall continue to be restricted as to transfer by reason of the Eligible Director's status as a director of the Company and the applicability of the securities laws, including the requirements of Section 16 of the federal Securities Act of 1933, as amended.

          7.1(b)    Terms and Conditions of Restricted Stock Awards.    The terms and conditions of any Restricted Stock Award Agreements or purchase agreements may change from time to time, and the terms and conditions of separate Restricted Stock Awards need not be identical, but each Restricted Stock Award shall include (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:

    (i)
    Purchase Price. The purchase price of Restricted Stock Awards, if applicable, shall be determined by the Administrator, and may be stated as cash, property or prior services.

    (ii)
    Consideration. The consideration for Common Stock acquired pursuant to the Restricted Stock Award, if sold and not simply awarded, shall be paid either: (x) in cash at the time of purchase; or (y) in any other form of legal consideration that may be acceptable to the Administrator in its discretion including, without limitation, a full recourse secured promissory note, property or prior services that the Administrator determines have a value at least equal to the Fair Market Value of such Common Stock.

    (iii)
    Vesting. Shares of Common Stock acquired under the Restricted Stock Award may, but need not be subject to a Restricted Period that specifies a Right of Repurchase in favor of the Company in accordance with a vesting schedule to be determined by the Administrator, or forfeiture in the event the consideration was in the form of prior services.

    (iv)
    Termination of Participant's Continuous Service. Unless otherwise provided in a Restricted Stock Award or in an employment agreement the terms of which have been approved by the Administrator, in the event a Participant's Continuous Service terminates for any reason, the Company may exercise its Right of Repurchase or otherwise reacquire, or the Participant shall forfeit the unvested portion of a Restricted Stock Award acquired in consideration of prior or future services, and any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Restricted Stock Award shall be forfeited and the Participant shall have no rights with respect to the Award, unless the Committee in the exercise of its discretion elects to waive the remaining restriction in whole or in part.

    (v)
    Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Award Agreement, as the Administrator shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock Award remains subject to the terms of the Award Agreement.

    (vi)
    Concurrent Tax Payment. The Administrator, in its sole discretion, may also (but shall not be required to) provide for payment of a concurrent cash award in an amount equal, in whole or in part, to the estimated after tax amount required to satisfy applicable federal, state or local tax withholding obligations arising from the receipt and deemed vesting of restricted stock for which an election under Section 83(b) of the Code may be required.

    (vii)
    Lapse of Restrictions. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Administrator, the restrictions applicable to the Restricted Stock Award shall lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of any restrictions except those that may be imposed by law, the terms of the Plan or the terms of a Restricted Stock Award, to the Participant or the Participant's beneficiary or estate, as the case may be, unless such Restricted Stock Award is subject to a deferral condition that complies with the 409A Award requirements that may be allowed or required by the Administrator in its sole discretion. The Company shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share in cash to the Participant or the Participant's beneficiary or estate, as the case may be. Unless otherwise subject to a deferral condition that complies with the 409A Award requirements, the Common Stock certificate shall be issued and delivered and the Participant shall be entitled to the beneficial ownership rights of such Common Stock not later than (i) the date that is 2 1/2 months after the end of the Participant's or the Company's taxable year for which the Restricted Period ends and the Participant has a legally binding right to such amounts, whichever is later, or (ii) such earlier date as may be necessary to avoid application of Code Section 409A to such Award.

        7.2   UNRESTRICTED STOCK Awards.    The Committee may, in its sole discretion, award (or sell at a purchase price determined by the Committee) an Unrestricted Stock Award to any Participant, pursuant to which such individual may receive shares of Common Stock free of any vesting restriction ("Unrestricted Stock") under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

        7.3   PERFORMANCE AWARDS.

          (a)   Nature of Performance Awards.    A Performance Award is an Award entitling the recipient to acquire cash, actual shares of Common Stock or hypothetical Common Stock units having a value equal to the Fair Market Value of an identical number of shares of Common Stock upon the attainment of specified performance goals. The Administrator may make Performance Awards independent of or in connection with the granting of any other Award under the Plan. Performance Awards may be granted under the Plan only to an Eligible Employee. The Administrator in its sole discretion shall determine whether and to whom Performance Awards shall be made, the performance goals applicable under each Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded cash or shares.

          Performance goals shall be based on a pre-established objective formula or standard, measured over one or more performance periods, that specifies the manner of determining the amount of cash or the number of shares under the Performance Award that will be granted or will vest if the performance goal is attained.

          Performance goals will be determined by the Administrator prior to the time 25% of the service period has elapsed and may be based on one or more business criteria that apply to an Eligible Employee, a business unit or the Company and its Affiliates. Such business criteria may include, by way of example and without limitation, Company-wide, divisional or operating unit revenues, operating, pre-tax or after-tax income (Company-wide or by operating units or division), earnings per share, share price performance, return on equity, return on assets, return on capital, cash flow, economic value added, improvements in costs, production goals and implementation or completion of critical projects. The level or levels of performance specified with respect to a performance goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Administrator may determine.

          Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code. Performance goals may differ for Performance Awards granted to any one Eligible Employee or to different Eligible Employees. A Performance Award to an Eligible Employee who is a Covered Employee shall (unless the Administrator determines otherwise) provide that in the event of the Eligible Employee's termination of Continuous Service prior to the end of the performance period for any reason, such Award will be payable only (i) if the applicable performance objectives are achieved and (ii) to the extent, if any, as the Administrator shall determine.

          (b)   Restrictions on Transfer.    Performance Awards and all rights with respect to such Performance Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

          (c)   Rights as a Stockholder.    An Eligible Employee receiving a Performance Award shall have the rights of a stockholder only as to shares actually received by an Eligible Employee under the Plan and not with respect to shares subject to the Award but not actually received by an Eligible Employee. An Eligible Employee shall be entitled to receive a stock certificate or to be credited by electronic book entry evidencing the acquisition of shares of Common Stock under a Performance Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Award (or in a performance plan adopted by the Administrator). The Common Stock certificate shall be issued and delivered and the Eligible Employee shall be entitled to the beneficial ownership rights of such Common Stock not later than (i) the date that is 2 1/2 months after the end of the Eligible Employee's or the Company's taxable year for which the Administrator certifies that the Performance Award conditions have been satisfied and the Eligible

  Employee has a legally binding right to such amounts, whichever is later, or (ii) such other date as may be necessary to avoid application of Section 409A to such Awards.

          (d)   Termination.    Except as may otherwise be provided by the Administrator at any time, a Participant's rights in all Performance Awards shall automatically terminate upon the Eligible Employee's termination of Continuous Service (or business relationship) with the Company and its Affiliates for any reason.

          (e)   Acceleration, Waiver, Etc.    At any time prior to the Eligible Employee's termination of Continuous Service (or other business relationship) by the Company and its Affiliates, the Administrator may in its sole discretion accelerate, waive or, subject to Section 8, amend any or all of the goals, restrictions or conditions imposed under any Performance Award. The Administrator in its discretion may provide for an acceleration of vesting in the terms of any Performance Award at any time, including in the event a Change in Control occurs.

          (f)    Certification.    Following the completion of each performance period, the Administrator shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the performance objectives and other material terms of a Performance Award have been achieved or met. Unless the Administrator determines otherwise, Performance Awards shall not be settled until the Administrator has made the certification specified under this Section 7.3(f).

        7.4   Right of Repurchase.    Each Award Agreement may provide that, following a termination of the Participant's Continuous Service, the Company may repurchase the Participant's unvested Common Stock acquired under the Plan as provided in this Section 7.4 (the "Right of Repurchase"). The Right of Repurchase shall be exercisable with respect to unvested stock at a price equal to the lesser of the purchase price at which such Common Stock was acquired under the Plan or the Fair Market Value of such Common Stock. The Award Agreement may specify the period of time following a termination of the Participant's Continuous Service during which the Right of Repurchase may be exercised, provided that such exercise may in any event be extended to a date that is at least 60 days after the six months anniversary of the date the stock was acquired from the Company.

        7.5   STOCK APPRECIATION RIGHTS.

          (a)   General.    Stock Appreciation Rights may be granted either alone ("Free Standing Rights") or, provided the requirements of Section 7.5(b) are satisfied, in tandem with all or part of any Option granted under the Plan ("Related Rights"). In the case of a Nonstatutory Stock Option, Related Rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option.

          (b)   Grant Requirements.    A Stock Appreciation Right may only be granted if the Stock Appreciation Right: (i) does not provide for the deferral of compensation within the meaning of Section 409A of the Code; or (ii) satisfies the requirements of Section 7.5(f) and Section 8 hereof. A Stock Appreciation Right does not provide for a deferral of compensation if: (A) the value of the Common Stock the excess over which the right provides for payment upon exercise (the "SAR Exercise Price") may never be less than the Fair Market Value of the underlying Common Stock on the date the right is granted, (B) the compensation payable under the Stock Appreciation Right can never be greater than the difference between the SAR Exercise Price and the Fair Market Value of the Common Stock on the date the Stock Appreciation Right is exercised, (C) the number of shares of Common Stock subject to the Stock Appreciation Right is fixed on the date of grant of the Stock Appreciation Right, and (D) the right does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the right.

          (c)   Exercise and Payment.    Upon exercise thereof, the holder of a Stock Appreciation Right shall be entitled to receive from the Company, an amount equal to the product of (i) the excess of the Fair Market Value, on the date of such written request, of one share of Common Stock over the SAR Exercise Price per share specified in such Stock Appreciation Right or its related Option, multiplied by (ii) the number of shares for which such Stock Appreciation Right shall be exercised. Payment with respect to the exercise of a Stock Appreciation Right that satisfies the requirements of Section 7.5(b)(i) shall be paid on the date of exercise and made in shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), valued at Fair Market Value on the date of exercise. Payment with respect to the exercise of a Stock Appreciation Right that does not satisfy the requirements of Section 7.5(b)(i) shall be paid at the time specified in the Award in accordance with the provisions of Section 7.5(f) and Section 8. Payment may be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), cash or a combination thereof, as determined by the Administrator.

          (d)   Exercise Price.    The exercise price of a Free Standing Stock Appreciation Right shall be determined by the Administrator, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Date of Grant of such Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof, and no Stock Appreciation Rights may be granted in tandem with an Option unless the Administrator determines that the requirements of Section 7.5(b)(i) are satisfied.

          (e)   Reduction in the Underlying Option Shares.    Upon any exercise of a Stock Appreciation Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right shall have been exercised. The number of shares of Common Stock for which a Stock Appreciation Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option shall have been exercised.

          (f)    Additional Requirements under Section 409A.    A Stock Appreciation Right that is not intended to or fails to satisfy the requirements of Section 7.5(b)(i) shall satisfy the requirements of this Section 7.5 (f) and the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code, in accordance with Section 8 hereof. The requirements herein shall apply in the event any Stock Appreciation Right under this Plan is granted with an SAR Exercise Price less than Fair Market Value of the Common Stock underlying the Award on the date the Stock Appreciation Right is granted (regardless of whether or not such SAR Exercise Price is intentionally or unintentionally priced at less than Fair Market Value, or is materially modified at a time when the Fair Market Value exceeds the SAR Exercise Price), provide that it is settled in cash, or is otherwise determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code. Any such Stock Appreciation Right may provide that it is exercisable at any time permitted under the governing written instrument, but such exercise shall be limited to fixing the measurement of the amount, if any, by which the Fair Market Value of a share of Common Stock on the date of exercise exceeds the SAR Exercise Price (the "SAR Amount"). However, once the Stock Appreciation Right is exercised, the SAR Amount may only be paid on the fixed time, payment schedule or other event specified in the governing written instrument or in Section 8.1 hereof.

8.    Additional Conditions Applicable to Nonqualified Deferred Compensation under Section 409A of the Code.

        In the event any Award under this Plan is granted with an exercise price less than Fair Market Value of the Common Stock subject to the Award on the Date of Grant (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value, or such Award is materially modified and deemed a new Award at a time when the Fair Market Value exceeds the exercise price), or is otherwise determined to constitute a 409A Award, the following additional conditions shall apply and shall supersede any contrary provisions of this Plan or the terms of any 409A Award agreement.

        8.1   Exercise and Distribution.    No 409A Award shall be exercisable or distributable earlier than upon one of the following:

          (a)   Specified Time.    A specified time or a fixed schedule set forth in the written instrument evidencing the 409A Award, but not later than after the expiration of 10 years from the Date of Grant. If the written grant instrument does not specify a fixed time or schedule, such time shall be the date that is the fifth anniversary of the Date of Grant.

          (b)   Separation from Service.    Separation from service (within the meaning of Section 409A of the Code) by the 409A Award recipient; provided, however, if the 409A Award recipient is a "key employee" (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) and any of the Company's stock is publicly traded on an established securities market or otherwise, exercise or distribution under this Section 8.1(b) may not be made before the date which is six months after the date of separation from service.

          (c)   Death.    The date of death of the 409A Award recipient.

          (d)   Disability.    The date the 409A Award recipient becomes disabled (within the meaning of Section 8.4(b) hereof).

          (e)   Unforeseeable Emergency.    The occurrence of an unforeseeable emergency (within the meaning of Section 8.4(b) hereof), but only if the net value (after payment of the exercise price) of the number of shares of Common Stock that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's other assets (to the extent such liquidation would not itself cause severe financial hardship).

          (f)    Change in Control Event.    The occurrence of a Change in Control Event (within the meaning of Section 8.4(a) hereof), including the Company's discretionary exercise of the right to accelerate vesting of such Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted hereunder within 12 months of the Change in Control Event.

        8.2   Term.    Notwithstanding anything to the contrary in this Plan or the terms of any 409A Award agreement, the term of any 409A Award shall expire and such Award shall no longer be exercisable on the date that is the later of: (a) 2 1/2months after the end of the Company's taxable year in which the 409A Award first becomes exercisable or distributable pursuant to Section 8 hereof and is not subject to a substantial risk of forfeiture; or (b) 2 1/2 months after the end of the 409A Award recipient's taxable year in which the 409A Award first becomes exercisable or distributable pursuant to Section 8 hereof and is not subject to a substantial risk of forfeiture, but not later than the earlier of (i) the expiration of 10 years from the date the 409A Award was granted, or (ii) the term specified in the 409A Award agreement.

        8.3   No Acceleration.    A 409A Award may not be accelerated or exercised prior to the time specified in Section 8 hereof, except in the case of one of the following events:

            (a)   Domestic Relations Order.    The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the Participant as may be necessary to comply with the terms of a qualified domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

            (b)   Conflicts of Interest.    The 409A Award may permit the acceleration of the exercise or distribution time or schedule as may be necessary to comply with the terms of a certificate of divestiture (as defined in Section 1043(b)(2) of the Code).

            (c)   Change in Control Event.    The Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted thereunder within 12 months of the Change in Control Event and cancel the 409A Award for compensation. In addition, the Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award provided that such acceleration does not change the time or schedule of payment of such Award and otherwise satisfies the requirements of this Section 8 and the requirements of Section 409A of the Code.

        8.4   Definitions.    Solely for purposes of this Section 8 and not for other purposes of the Plan, the following terms shall be defined as set forth below:

          (a)   "Change in Control Event" means the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in Proposed Regulations § 1.409A-3(g)(5) and any subsequent guidance interpreting Code Section 409A).

          (b)   "Disabled" means a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees.

          (c)   "Unforeseeable Emergency" means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant's spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

        9.     Termination or Amendment of Plan.    The Board may at any time suspend, terminate or amend the Plan; provided that, without approval of the stockholders of the Company, there shall be, except by operation of the equitable adjustment provisions of Section 6.15, no increase in the total number of shares covered by the Plan, no change in the class of persons eligible to receive Awards granted under the Plan or other material modification of the requirements as to eligibility for participation in the Plan, no material increase in the benefits accruing to participants under the Plan, and no extension of the latest date upon which Awards may be granted; and provided further that, without the consent of the Participant, no amendment may adversely affect any then outstanding Award or any unexercised portion thereof.

10.   General Provisions.

        10.1 Other Compensation Arrangements.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

        10.2 Recapitalizations.    Each Option Agreement and Award Agreement shall contain or, in lieu thereof, shall be deemed to contain provisions required to reflect the equitable adjustment provisions of Section 6.15 in the event of a corporate capital transaction.

        10.3 Disqualifying Dispositions.    Any Participant who shall make a "disposition" (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two (2) years from the Date of Grant of such Incentive Stock Option or within one (1) year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

        10.4 Withholding Obligations.    To the extent provided by the terms of an Award Agreement and subject to the discretion of the Administrator, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company. Unless otherwise provided in the terms of an Option Agreement, payment of the tax withholding by a Participant who is an officer, director or other "insider" subject to Section 16(b) of the Exchange Act by delivering previously owned and unencumbered shares of Common Stock of the Company is subject to pre-approval by the Administrator, in its sole discretion. Any such pre-approval shall be documented in a manner that complies with the specificity requirements of Rule 16b-3, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Options involved in the transaction.

        11.   Termination or Suspension of the Plan.    The Plan shall terminate automatically on the day before the 10th anniversary of the Effective Date. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date.

        12.   Choice of Law.    The law of the State of Indiana shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of law rules.

6714 POINTE INVERNESS WAY SUITE 200 FORT WAYNE, IN 46804 AUTO DATA PROCESSING INVESTOR COMM SERVICES ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the internet to transmit your voting instructions and for electronic delivery of information up until 8:00 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by STEEL DYNAMICS, INC. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, where prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-650-6903
Use any touch-tone telephone to transmit your voting instructions up unitl 8:00 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to STEEL DYNAMICS, INC., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

123,456,789,012.00000

000000000000

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:    ☒

STLDY1    KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

STEEL DYNAMICS, INC.

NOTE: THE BOARD OF DIRECTORS RECOMMENDS 02 0000000000 215063169272
A VOTE "FOR" ALL OF THE FOLLOWING ITEMS.
1.	ELECTION OF DIRECTORS:
					For all	Withhold All	For All Except	To withhold authority to vote, mark "For All Except" and write
	01)	Keith E. Busse	06)	Paul B. Edgerley	☐	☐	☐	the nominee's number on the line
	02)	Mark D. Millett	07)	Richard J. Freeland				below
	03)	Richard P. Teets, Jr.	08)	Dr. Jurgen Kolb
	04)	John C. Bates	09)	James C. Marcuccilli
	05)	Dr. Frank D. Byrne	10)	Joseph D. Ruffolo
Vote On Proposal		For	Against	Abstain
2.	APPROVAL OF THE AUDIT COMMITTEE'S APPOINTMENT OF ERNST & YOUNG LLP AS STEEL DYNAMICS, INC.'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2006.	☐	☐	☐
3.	APPROVAL OF STEEL DYNAMICS, INC. 2006 EQUITY INCENTIVE PLAN.	☐	☐	☐
4.	TO GIVE PROXIES DISCRETION TO VOTE ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

NOTE: Unless otherwise directed, the proxies will vote "FOR" all of the foregoing items.

Please be sure to sign and date this Proxy.

Mark box at right if comments have been noted on the reverse side of this card.	☐	AUTO DATA PROCESSING INVESTOR COMM SERVICES ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717
			123,456,789,012 558119100
	P29852		22
Signature (PLEASE SIGN WITHIN BOX) Date		Signature (Joint Owners) Date

PROXY

STEEL DYNAMICS, INC.

Solicited on Behalf of the Board of Directors for
Steel Dynamics, Inc.'s Annual Stockholders Meeting

Keith E. Busse or Gary E. Heasley are appointed proxies, with power of substitution, to vote all of the undersigned's shares held of record March 28, 2006, at STEEL DYNAMICS, INC.'s May 18, 2006 Annual Meeting of Stockholders at 9:00 A.M. EDT in the Calhoun Ballroom of the Grand Wayne Center, 120 West Jefferson Boulevard, Fort Wayne, Indiana (or at any adjournment thereof) on all matters set forth in SDI's Year 2006 Proxy Statement, as set forth on the reverse side.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)

QuickLinks

Table of Contents
Voting Information
Information on Directors and Executive Officers
Security Ownership of Certain Beneficial Owners
Executive Compensation
SUMMARY COMPENSATION TABLE
Equity Compensation Plan Information
Option Grants in Last Fiscal Year Individual Grants
Aggregated Option Exercises in 2005 and Fiscal Year-End Values
Proposal No. 2
Ratification of the Appointment of Independent Registered Accounting Firm as Auditors
The Board of Directors recommends a vote FOR the approval of the appointment of Ernst & Young LLP as our independent registered accounting firm for 2006.
Proposal No. 3
Approval of Steel Dynamics, Inc. 2006 Equity Incentive Plan
The Board of Directors recommends a vote FOR approval of the Steel Dynamics, Inc. 2006 Equity Incentive Plan.
Report of the Compensation Committee on Executive Compensation
2005 NON-EMPLOYEE DIRECTOR COMPENSATION
Report of the Audit Committee
Stockholder Return Performance Graph
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* Among Steel Dynamics, Inc., The NASDAQ Stock Market (U.S.) Index and The S&P Steel Index
Certain Relationships and Related Transactions
Other Matters
APPENDIX A
AUDIT COMMITTEE CHARTER (Revised April 2006)
STEEL DYNAMICS, INC. 2006 EQUITY INCENTIVE PLAN
PROXY STEEL DYNAMICS, INC. Solicited on Behalf of the Board of Directors for Steel Dynamics, Inc.'s Annual Stockholders Meeting